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                                                                     Exhibit 7.1

                            PAN AMERICAN SILVER CORP.

                                     - AND -

                      COMPUTERSHARE TRUST COMPANY OF CANADA



                                 TRUST INDENTURE


           5.25% CONVERTIBLE UNSECURED SENIOR SUBORDINATED DEBENTURES
                                    DUE 2009





                            DATED AS OF JULY 30, 2003






                                     - 1 -
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                                TABLE OF CONTENTS

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ARTICLE 1 INTERPRETATION.....................................................................................  1

   1.1  Definitions..........................................................................................  1
   1.2  Number, gender and entities..........................................................................  7
   1.3  Meaning of "Outstanding".............................................................................  7
   1.4  Headings, Etc........................................................................................  8
   1.5  Applicable Law.......................................................................................  8
   1.6  Monetary References..................................................................................  8
   1.7  Calculation of Dates.................................................................................  8
   1.8  Schedules............................................................................................  8

ARTICLE 2 THE DEBENTURES.....................................................................................  9

   2.1  Issue of Debentures..................................................................................  9
   2.2  Terms of Debentures..................................................................................  9
   2.3  Forms and Signature of Debentures....................................................................  9
   2.4  Issue of Debentures.................................................................................. 10
   2.5  Interest Obligations................................................................................. 10
   2.6  Certificate as to Interest Payable................................................................... 10
   2.7  Payment of Interest in Cash.......................................................................... 11
   2.8  Interest Election Notice............................................................................. 12
   2.9  Company to Indemnify Trustee and Debenture Holders................................................... 14
   2.10 Entitlements Preserved............................................................................... 14
   2.11 Creation and Issue of Additional Debentures.......................................................... 14
   2.12 Certification........................................................................................ 15
   2.13 Registration of Debentures........................................................................... 15
   2.14 Mutilation, loss, theft or destruction of Debentures................................................. 16
   2.15 Exchanges of Debentures.............................................................................. 16
   2.16 Place of Payment..................................................................................... 17
   2.17 Partnership not created.............................................................................. 17
   2.18 Issue of Global Debentures........................................................................... 17
   2.19 Payment of Additional Amounts........................................................................ 19

ARTICLE 3 REDEMPTION AND PURCHASE FOR CANCELLATION OF DEBENTURES............................................. 20

   3.1  Redemption of Debentures............................................................................. 20
   3.2  Redemption for Changes in Canadian Tax Law........................................................... 21
   3.3  Partial Redemption of Debentures..................................................................... 21
   3.4  Redemption Notice.................................................................................... 21
   3.5  Debentures Due on Redemption Dates................................................................... 22
   3.6  Deposit of Redemption Moneys......................................................................... 22
   3.7  Surrender of Debentures for Cancellation............................................................. 22
   3.8  Purchase of Debentures............................................................................... 22
   3.9  Redemption of Debentures on Maturity Date............................................................ 23
   3.10 Optional Repayment upon Redemption or Maturity....................................................... 23
   3.11 No Other Redemption of Debentures.................................................................... 24

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ARTICLE 4 CONVERSION......................................................................................... 24

   4.1  Conversion Privilege and Conversion Price............................................................ 24
   4.2  Conversion Procedure................................................................................. 24
   4.3  No Fractional Shares................................................................................. 25
   4.4  Adjustment of the Conversion Price................................................................... 25
   4.5  Certificate as to Adjustment......................................................................... 29
   4.6  Voluntary Decrease................................................................................... 29
   4.7  Notice to Debenture Holders of Certain Events........................................................ 29
   4.8  Right of Conversion Ceases on Redemption............................................................. 30
   4.9  Reclassifications, Reorganizations, Etc.............................................................. 30
   4.10 Overriding Limitation on Conversion Right............................................................ 31
   4.11 Cancellation of Debentures........................................................................... 31

ARTICLE 5 CHANGE OF CONTROL.................................................................................. 31

   5.1  Change of Control Offer.............................................................................. 31
   5.2  Change of Control.................................................................................... 32
   5.3  Change of Control Redemption Notice.................................................................. 33
   5.4  Effect of Change of Control Redemption Notice........................................................ 34
   5.5  Third Party May Satisfy.............................................................................. 35
   5.6  90% Redemption Right................................................................................. 35
   5.7  Deposit of Total Offer Price......................................................................... 36
   5.8  Redemption in Part................................................................................... 36
   5.9  Debentures Due on Expiry of Offer.................................................................... 36
   5.10 Covenant to Comply with Securities Laws Upon Redemption of Debentures................................ 36
   5.11 Cancellation of Debentures........................................................................... 36

ARTICLE 6 SUBORDINATION OF DEBENTURES........................................................................ 37

   6.1  Subordination of Debentures.......................................................................... 37
   6.2  Definition........................................................................................... 37
   6.3  Effect of Dissolution, Winding-up, Liquidation or Reorganization..................................... 37
   6.4  Subrogation of Debentures............................................................................ 38
   6.5  No Payment to Debenture Holders if Senior Indebtedness Due or in Default............................. 38
   6.6  Payment of Debentures Permitted...................................................................... 39
   6.7  Subordination Not to be Impaired..................................................................... 40
   6.8  Authorization of Debenture Holders to Trustee to Effect Subordination................................ 40
   6.9  Survival............................................................................................. 40
   6.10 Further Assurances................................................................................... 41

ARTICLE 7 COVENANTS OF THE COMPANY........................................................................... 41

   7.1  To Pay Principal and Interest........................................................................ 41
   7.2  To Carry on Business................................................................................. 41
   7.3  To Maintain Reservation of Common Shares............................................................. 41
   7.4  To Qualify Common Shares and Maintain a Listing...................................................... 41
   7.5  To Pay Trustee's Remuneration........................................................................ 41
   7.6  Not to Extend Time for Payment of Interest or Principal.............................................. 42
   7.7  Audit................................................................................................ 42
   7.8  Trustee May Perform Covenants........................................................................ 42
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   7.9  Certificates of no Default........................................................................... 42
   7.10 Further Assurances................................................................................... 42
   7.11 Trustee Indemnification.............................................................................. 42
   7.12 Reports.............................................................................................. 43
   7.13 Future Issuances of Debt............................................................................. 43
   7.14 Restrictions on Dividends............................................................................ 43
   7.15 Conversion of Currency............................................................................... 43

ARTICLE 8 DEFAULT............................................................................................ 44

   8.1  Acceleration of Maturity............................................................................. 44
   8.2  Notice of Events of Default.......................................................................... 47
   8.3  Waiver of Default.................................................................................... 47
   8.4  Enforcement by the Trustee........................................................................... 47
   8.5  Suits by Debenture Holders........................................................................... 48
   8.6  Application of Moneys by Trustee..................................................................... 49
   8.7  Distribution of Proceeds............................................................................. 49
   8.8  Remedies Cumulative.................................................................................. 50
   8.9  Judgment Against the Company......................................................................... 50
   8.10 Immunity of Shareholders............................................................................. 50
   8.11 Trustee Appointed Attorney........................................................................... 50

ARTICLE 9 SATISFACTION AND DISCHARGE......................................................................... 50

   9.1  Cancellation and Destruction......................................................................... 50
   9.2  Non-Presentation of Debentures....................................................................... 50
   9.3  Repayment of Unclaimed Moneys........................................................................ 51
   9.4  Discharge............................................................................................ 51

ARTICLE 10 SUCCESSOR CORPORATIONS............................................................................ 51

  10.1  Certain Requirements................................................................................. 51
  10.2  Vesting of Powers in Successor....................................................................... 52

ARTICLE 11 MEETINGS OF DEBENTURE HOLDERS..................................................................... 52

  11.1  Right to Convene Meeting............................................................................. 52
  11.2  Notice of Meetings................................................................................... 52
  11.3  Chairman............................................................................................. 52
  11.4  Quorum............................................................................................... 53
  11.5  Power to Adjourn..................................................................................... 53
  11.6  Show of Hands........................................................................................ 53
  11.7  Poll................................................................................................. 53
  11.8  Voting............................................................................................... 53
  11.9  Regulations.......................................................................................... 53
  11.10 Company and Trustee May be Represented............................................................... 54
  11.11 Powers Exercisable by Extraordinary Resolution....................................................... 54
  11.12 Meaning of "Extraordinary Resolution"................................................................ 56
  11.13 Powers Cumulative.................................................................................... 57
  11.14 Minutes.............................................................................................. 57
  11.15 Instruments in Writing............................................................................... 57
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  11.16 Binding Effect of Resolutions........................................................................ 57
  11.17 Evidence of Rights of Debenture Holders.............................................................. 57

ARTICLE 12 NOTICES........................................................................................... 57

  12.1  Notice to Company.................................................................................... 57
  12.2  Notice to Debenture Holders.......................................................................... 58
  12.3  Notice to Trustee.................................................................................... 58
  12.4  Receipt of Notices................................................................................... 58
  12.5  Mail Service Interruption............................................................................ 58
  12.6  Waiver of Notice..................................................................................... 59

ARTICLE 13 CONCERNING THE TRUSTEE............................................................................ 59

  13.1  Trust Indenture Legislation.......................................................................... 59
  13.2  No Conflict of Interest.............................................................................. 59
  13.3  Replacement of Trustee............................................................................... 59
  13.4  Experts, Advisers and Agents......................................................................... 60
  13.5  Trustee May Deal in Debentures....................................................................... 60
  13.6  Investment of Moneys Held by Trustee................................................................. 60
  13.7  Trustee Not Ordinarily Bound......................................................................... 60
  13.8  Trustee Not Required to Give Security................................................................ 61
  13.9  Acceptance of Trust.................................................................................. 61
  13.10 Protection of the Trustee............................................................................ 61
  13.11 Trustee Standard of Care............................................................................. 61
  13.12 Third Party Interests................................................................................ 62
  13.13 Trustee Not Bound to Act............................................................................. 62

ARTICLE 14 SUPPLEMENTAL INDENTURES........................................................................... 62

  14.1  Supplemental Indentures.............................................................................. 62

ARTICLE 15 EVIDENCE OF OWNERSHIP............................................................................. 63

  15.1  Evidence of Ownership................................................................................ 63

ARTICLE 16 EXECUTION AND FORMAL DATE......................................................................... 64

  16.1  Counterpart Execution................................................................................ 64
  16.2  Formal Date.......................................................................................... 64

SCHEDULE A Specimen Debenture Certificate................................................................... A-1
SCHEDULE B Redemption Notice................................................................................ B-1
SCHEDULE C Form of Maturity Notice.......................................................................... C-1
SCHEDULE D Form of Notice of Conversion..................................................................... D-1

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                   THIS INDENTURE is made as of July 30, 2003.

BETWEEN:

                    PAN AMERICAN SILVER CORP., a company incorporated under the laws of the Province of British Columbia and having its head office at 1500 - 625 Howe Street, Vancouver, British Columbia, V6C 2T6

                    (hereinafter referred to as the "COMPANY")

AND:

                    COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and having an office at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9

                    (hereinafter referred to as the "TRUSTEE")

         WHEREAS the Company wishes to raise money for its corporate purposes and to do so wishes to create and issue the Debentures pursuant to this indenture;

         AND WHEREAS the Company, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

         AND WHEREAS when certified by the Trustee and issued as in this indenture provided, all necessary resolutions of the directors of the Company have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and effective;

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Company and not by the Trustee;

         THIS INDENTURE WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereto covenant, agree and declare as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS. Where used herein or in the Debentures or any amendments or supplemental indentures hereto, except where the context otherwise requires, the following terms shall have the following meanings:

1.1.1 "ADDITIONAL DEBENTURES" means any Debentures issued hereunder other than the Debentures issued on the date hereof;

1.1.2 "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "CONTROL" when used with respect to any specified person means

                                     - 1 -
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the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have similar meanings;

1.1.3 "AGGREGATE MARKET CAPITALIZATION" means, at any date, the amount equal to the product of the Current Market Price as of the trading day immediately preceding such date and the number of Common Shares outstanding on such date;

1.1.4 "ASSOCIATE" means, with respect to any specified person (1) any corporation or organization (other than such person or a majority-owned subsidiary of such person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or any of its parents or subsidiaries;

1.1.5 "BANKRUPTCY LAW" means Title 11, United States Code or any similar United States federal or state law for the relief of debtors, or the Bankruptcy and Insolvency Act (Canada) or any other Canadian federal or provincial or foreign law relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors;

1.1.6 "BANKRUPTCY ORDER" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing indebtedness or other relief of a debtor;

1.1.7 "BENEFICIAL HOLDER" means any person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

1.1.8 "BUSINESS DAY" means any day other than Saturday, Sunday or a statutory holiday in the Province of British Columbia;

1.1.9 "CAPITAL STOCK" means, for any corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the capital issued by such corporation;

1.1.10 "CASH, PROPERTY OR SECURITIES" for the purposes of Article 6 has the meaning ascribed thereto in section 6.2 hereof;

1.1.11 a "CHANGE OF CONTROL" shall be deemed to have occurred at such time as any of the following events shall occur:

         (a) there is a report filed on Schedule 13D, 14D-1 or 14D-1F (or any successor schedule, form or report) pursuant to the 1934 Act disclosing that any person, including its Associates and Affiliates (as the term "PERSON" is used in section 13(d)(3) or section 14(d)(2) of the 1934 Act or any successor provision to either of the foregoing), other than the Company, a Subsidiary or any employee benefit plan of either the Company or a Subsidiary, has become the beneficial owner (as the term "BENEFICIAL OWNER" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the 1934 Act) of Voting Shares representing more than 66 2/3 percent of the total voting power attached to all Voting Shares of the Company then outstanding; provided, however, that a person shall not be deemed to be the

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                  beneficial owner of, or to own beneficially, (A) any
                  securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to applicable law, and
                  (2) is not also then reportable on Schedule 13D (or any successor schedule) under the 1934 Act;

         (b) there is a report filed with any securities commission or securities regulatory authority in Canada, disclosing that any offeror (as the term "OFFEROR" is defined in section 89(1) of the Securities Act for the purposes of section 101 of the Securities Act, or any successor provision to either of the foregoing), other than the Company, a Subsidiary or any employee benefit plan of either the Company or a Subsidiary, has acquired beneficial ownership (within the meaning of the Securities Act) of, or the power to exercise control or direction over, or securities convertible into, any voting or equity shares of the Company, that together with such offeror's securities (as the term "OFFEROR'S SECURITIES" is defined in section 89(1) of the Securities Act or any successor provision thereto in relation to the voting or equity shares of the Company) would constitute Voting Shares of the Company representing more than 66 2/3 percent of the total voting power attached to all Voting Shares of the Company then outstanding; or

         (c) there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Company (i) in which the Company is not the continuing or surviving corporation or (ii) pursuant to which any Voting Shares of the Company would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Company in which either (a) the holders of the Voting Shares of the Company immediately prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 66 2/3 percent of the Voting Shares of the continuing or surviving corporation immediately after such transaction or (b)(i) upon such amalgamation, consolidation, statutory arrangement or merger, a majority of the directors on the board of directors of the continuing or surviving corporation are persons who were directors on the board of directors of the Company immediately before the signing of the agreement governing such amalgamation, consolidation, statutory arrangement or merger (the "CONTINUING DIRECTORS"), and no agreement is in place providing for the removal, resignation or other replacement of such Continuing Directors and (ii) immediately after such amalgamation, consolidation, statutory arrangement or merger, no Person or Group (as defined in Rule 13d-5 of the 1934 Act) holds, directly or indirectly, more than 35 percent of the Voting Shares of the continuing or surviving corporation;

1.1.12 "CHANGE OF CONTROL DATE" means the date a Change of Control has occurred;

1.1.13 "CLOSE OF BUSINESS" means the normal closing hour of the local office of the Trustee on the relevant business day;

1.1.14 "COMMON SHARES" means, subject to the provisions of section 4.8, common shares without par value in the capital of the Company;

1.1.15 "COMPANY" means Pan American Silver Corp. and includes any successor corporation to or of Pan American Silver Corp. which shall have complied with the provisions of Article 10;

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1.1.16 "COMPANY'S AUDITORS" or "AUDITORS OF THE COMPANY" means an independent firm of chartered accountants duly appointed as auditors of the Company;

1.1.17 "CONVERSION DATE" has the meaning ascribed thereto in subsection 4.2.2;

1.1.18 "CONVERSION PRICE" means, subject to any adjustment as provided for in section 4.4 hereof, the price per Common Share at which the Debentures shall from time to time be convertible into Common Shares in accordance with the provisions of Article 4, being $9.57 as at the date hereof;

1.1.19 "CONVERSION RATE" means the rate at which the Debentures may be converted into Common Shares pursuant to the terms hereof and is equal to the principal amount of the Debentures divided by the Conversion Price which, subject to any adjustment as provided for in section 4.4 hereof, is equal to approximately
104.4932 Common Shares per each $1,000 principal amount Debenture as at the date hereof;

1.1.20 "COUNSEL" means a barrister or solicitor or firm of barristers or solicitors retained by the Trustee or retained or employed by the Company and acceptable to the Trustee;

1.1.21 "CURRENT MARKET PRICE" means the weighted average trading price (or, if no trades occur on any relevant particular day, the mean between the closing bid and asked quotations on such day) of the Common Shares on the Nasdaq National Market during a period of 20 consecutive trading days ending on the fifth trading day prior to the relevant Interest Payment Date, Conversion Date, Redemption Date, Maturity Date, the date upon which any relevant computation pursuant to section 4.4.1 hereof is to be made, or any other date upon which the Current Market Price must be calculated, as the case may be, or if the Common Shares are not listed on the Nasdaq National Market on the date the determination is to be made, on such stock exchange on which the greatest volume of Common Shares are traded during such preceding 20 consecutive trading day period (with the weighted average trading price being converted into U.S. dollars based on the Bank of Canada noon exchange rate as reported for conversion of Canadian dollars into U.S. dollars on that date in the case of a stock exchange in Canada) or, if the Common Shares are not listed on any stock exchange, a price determined by the directors and approved by the Trustee;

1.1.22 "CUSTODIAN" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law or any other person with like powers;

1.1.23 "DEBENTURE HOLDERS" or "HOLDERS" means the persons for the time being entered in the registers hereinafter mentioned as holders of Debentures;

1.1.24 "DEBENTURE INDEBTEDNESS" means, from time to time, all indebtedness, liabilities and obligations, present or future, direct or indirect, of the Company to the Debenture holders or the Trustee on behalf of the Debenture holders, as the case may be, under the Debentures, including principal, interest, fees, expenses and other amounts owing under the Debentures;

1.1.25 "DEBENTURES" means the 5.25% convertible unsecured senior subordinated debentures of the Company issued and certified hereunder and for the time being outstanding and, provided there is nothing in the context inconsistent therewith, shall include Additional Debentures;

1.1.26 "DEPOSITORY" means, with respect to the Debentures, the Person designated as depository by the Company pursuant to section 2.18 until a successor depository shall have become designated such pursuant to the applicable provisions of this indenture, and thereafter "DEPOSITORY" shall mean each person who is then a depository hereunder, and if at any time there is more than one such person "DEPOSITORY" as used with respect to the Debentures shall mean each Depository with respect to the Global Debentures;

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1.1.27 "DEPOSITORY PARTICIPANT" means a broker, dealer, bank, or other financial institution or other Person for whom, from time to time, a Depository effects book entry for a Global Debenture deposited with the Depository;

1.1.28 "DIRECTOR" means a director of the Company for the time being and "DIRECTORS" or "BOARD OF DIRECTORS" means the board of directors of the Company or, whenever duly empowered, the executive or other committee of the board of directors of the Company, for the time being, and reference without more to action by the directors means action by the directors of the Company as a board or action by the said executive or other committee as a committee;

1.1.29 "EVENT OF DEFAULT" has the meaning ascribed thereto in section 8.1 hereof;

1.1.30 "EXTRAORDINARY RESOLUTION" has the meaning ascribed thereto in section
11.12 hereof;

1.1.31 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants;

1.1.32 "GLOBAL DEBENTURE" means a Debenture that is issued to and registered in the name of the Depository, or its nominee, pursuant to section 2.18 for purposes of being held by or on behalf of the Depository as custodian for Depository Participants;

1.1.33 "GOVERNMENT OBLIGATIONS" means interest bearing or discount debt obligations having a term of not more than 90 days issued or guaranteed by the Government of Canada or a Province of Canada, the United States Government or a Canadian chartered bank, provided that each such bank obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating by Canadian Bond Rating Service;

1.1.34 "GREENSHOE OPTION" has the meaning ascribed thereto in section 2.11.1 hereof;

1.1.35 "INTEREST AMOUNT" has the meaning ascribed thereto in section 2.6 hereof;

1.1.36 "INTEREST CALCULATION DATE" means the date twelve business days preceding the relevant Interest Payment Date;

1.1.37 "INTEREST PAYMENT DATE" means each of January 31 and July 31 in each year, beginning January 31, 2004, provided that, if any Interest Payment Date falls on a day which is not a business day, the payment of any interest otherwise payable on such Interest Payment Date shall be deferred to the next business day;

1.1.38 "INTEREST ELECTION NOTICE" has the meaning ascribed thereto in section
2.8 hereof;

1.1.39 "INTEREST PERIOD" has the meaning ascribed thereto in section 2.5 hereof;

1.1.40 "INTEREST RATE" means the rate of interest, applicable both before and after an event of default hereunder, per annum at which the Debentures will bear interest during each Interest Period or portion thereof, equal to 5.25%;

1.1.41 "INTEREST RECORD DATE" means, with respect to any Interest Payment Date, the close of business on January 15 and July 15, as the case may be, in respect of the next preceding such Interest Payment Date, whether or not such day is a business day;

1.1.42 "MATURITY DATE" means July 31, 2009;

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1.1.43 "OFFICERS' CERTIFICATE" means a certificate signed by any two of the following officers of the Company: Chairman of the Board; President; Chief Executive Officer; any Executive Vice-President; Secretary; or Treasurer;

1.1.44 "PERSON" means any individual, corporation, company, partnership, joint-stock company, association, joint venture, trust, unincorporated association, government or governmental authority;

1.1.45 "REDEMPTION DATE" has the meaning ascribed thereto in section 3.4 hereof;

1.1.46 "REDEMPTION NOTICE" has the meaning ascribed thereto in section 3.4 hereof;

1.1.47 "REDEMPTION PRICE" means in respect of a Debenture, the principal amount thereof, plus accrued but unpaid interest thereon to but excluding the Redemption Date;

1.1.48 "SECURITIES ACT" means the Securities Act, R.S.O. 1990, c.S.5, as amended from time to time, and the rules and regulations made thereunder, also as amended from time to time, or any federal or Ontario statute enacted in substitution therefor;

1.1.49 "SENIOR INDEBTEDNESS" means (1) all indebtedness secured by a lien or other encumbrance; (2) all other indebtedness including, monetary obligations under credit facilities, with any bank, insurance company, investment funds, credit union or other financial institution; (3) any interest rate agreement or currency agreement; (4) indebtedness specifically incurred for the development of a particular mineral property with or without recourse to the Company; (5) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments; (6) all trade and other accounts payable for goods, materials or services purchased in the ordinary course of business; and (7) all other indebtedness of the Company unless, in the case of any particular indebtedness, the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to the Debentures; but shall not include (A) any indebtedness to the extent incurred in violation of any covenant under this indenture; (B) any liability for foreign, federal, provincial or local taxes, subject to applicable law; (C) indebtedness that is subordinate or junior in right of payment to the Debentures; (D) any indebtedness to any employee, officer or director of the Company or any of its Subsidiaries, subject to applicable law; and (E) the Debentures;

1.1.50 "SENIOR INDEBTEDNESS DOCUMENTS" has the meaning ascribed thereto in section 6.7 hereof;

1.1.51 "SHARE DELIVERY DATE" means the date no more than 90 days and not less than one business day prior to an Interest Payment Date upon which Common Shares are delivered by the Company for purchase pursuant to an Interest Election Notice;

1.1.52 "SHARE ELECTION AMOUNT" means an amount of aggregate proceeds, based on the bids obtained pursuant to subsection 2.8.2 hereof, arising from the sale of Common Shares on a Share Delivery Date equal to the Interest Amount payable pursuant to the Interest Payment Election on such date, less any amount attributable to any fractional Common Share;

1.1.53 "SIGNIFICANT SUBSIDIARY" means any of the Company's "significant subsidiaries" as that term is defined in Rule 1-02 of Regulation S-X under the U.S. Securities Act of 1933, as amended, or any group of two or more subsidiaries that, taken as a whole, would constitute a "significant subsidiary" of the Company;

1.1.54 "SUBSIDIARY" means any corporation of which the Company at the time owns or controls, directly or indirectly, Capital Stock having voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time shares of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency);

1.1.55 "THIS INDENTURE", "HERETO", "HEREIN", "HEREBY", "HEREUNDER", "HEREOF", and similar expressions refer to this instrument and not to any particular Article, section, subsection, or other portion hereof, and include any and every instrument supplemental or ancillary hereto or required to implement this instrument and the form of Debenture;

1.1.56 "TIA" means the Trust Indenture Act of 1939, as amended or re-enacted from time to time;

1.1.57 "TRADING DAY" means, with respect to the Nasdaq National Market or other market or stock exchange for securities on which the Common Shares are listed or quoted, any day on which such market or exchange is open for trading or quotation;

1.1.58 "TRUST INDENTURE LEGISLATION" means, at any time, (i) the provisions of the Company Act (British Columbia) and the regulations thereunder as amended or re-enacted from time to time, (ii) the provisions of any other applicable statute of Canada or any province thereof and (iii) the TIA and regulations thereunder, but only to the extent applicable under Rule 4d-9 under the TIA, in each case, relating to trust indentures and to the rights, duties, and obligations of the Trustee under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this indenture;

1.1.59 "TRUSTEE" means the Computershare Trust Company of Canada or its successor or successors appointed from time to time as trustee hereunder;

1.1.60 "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

1.1.61 "VOTING SHARES" means, for any corporations, any Capital Stock having voting power under ordinary circumstances to vote in the election of directors of such corporation; and

1.1.62 "1934 ACT" means the United States Securities Exchange Act of 1934, as amended.

1.2 NUMBER, GENDER AND ENTITIES. Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender and words importing individuals shall include firms and corporations and vice versa.

1.3 MEANING OF "OUTSTANDING". Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled, converted, purchased or redeemed or delivered to the Trustee for cancellation, conversion, acquisition or redemption or moneys and/or Common Shares, as the case may be, for the payment thereof shall be set aside under Article 9, provided that:

         (a) Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

         (b) where a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding;

         (c) for the purpose of any provisions of this indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this indenture, or to constitute a quorum of any meeting of Debenture holders, Debentures owned directly or indirectly, legally or equitably by the Company or by any Subsidiary, Associate or Affiliate shall be disregarded except that:

                  (i) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or the holders of Debentures present or represented at any meeting of Debenture holders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

                  (ii) Debentures so owned which have been pledged in good faith other than to the Company or any Subsidiary, Associate or Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures in his or her discretion free from the control of the Company or any Subsidiary, Associate or Affiliate.

1.4 HEADINGS, ETC. The division of this indenture into Articles and sections, the provision of an index and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5 APPLICABLE LAW. This indenture and the Debentures shall be governed by and construed and enforced in accordance with the laws of the province of British Columbia including, without limitation, the Company Act, R.S.B.C. 1996, c.62, as amended from time to time or any British Columbia statute enacted in substitution therefor and the laws of Canada applicable therein and shall be treated in all respects as British Columbia contracts.

1.6 MONETARY REFERENCES. Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States of America unless otherwise expressed.

1.7 CALCULATION OF DATES. Unless otherwise provided, any time period required to be calculated under this indenture shall exclude the date of the relevant event or notice and include the last day of the period being calculated.

1.8 SCHEDULES. The following schedules are hereby incorporated in, and form a part of, this indenture:

             Schedule A:   Specimen Debenture Certificate
             Schedule B:   Form of Redemption Notice
             Schedule C:   Form of Maturity Notice
             Schedule D:   Form of Notice of Conversion

                                    ARTICLE 2
                                 THE DEBENTURES

2.1 ISSUE OF DEBENTURES. The aggregate principal amount of the Debentures which may be authorized hereunder is limited to an aggregate principal amount of $75,000,000 plus, in the event of exercise of the Greenshoe Option as contemplated in section 2.11 hereof, up to a further aggregate principal amount of $11,250,000. The Debentures may be issued only upon and subject to the further conditions and limitations herein set forth. All Debentures now or hereafter certified and issued under this indenture shall, subject to the terms of this indenture, be equally and rateably entitled to the benefit hereof, whatever may be the actual dates or terms of issue of the same.

2.2 TERMS OF DEBENTURES. The Debentures shall be designated as "5.25% Convertible Unsecured Senior Subordinated Debentures". The Debentures shall be dated as of July 30, 2003, shall mature on the Maturity Date and shall bear interest (subject to the provisions of section 2.5), both before and after an event of default hereunder, from July 30, 2003 at the Interest Rate, with all accrued but unpaid interest payable in cash on the Interest Payment Dates.

2.2.1 Subject to sections 2.8 and 3.10, the principal of the Debentures and interest thereon shall be payable in lawful money of the United States of America by the Company to the Trustee on behalf of the Debenture holders and subsequently by the Trustee to the Debenture holders at their registered address.

2.3 FORMS AND SIGNATURE OF DEBENTURES.

2.3.1 The Debentures shall be issued as fully registered Debentures in denominations of $1,000 or integral multiples thereof and the certificate of the Trustee endorsed thereon shall be substantially in the form set forth in the Schedule A hereto, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this indenture, and may have imprinted or otherwise mechanically reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors or officers of the Company executing such Debenture in accordance with subsection 2.3.3 hereof, as conclusively evidenced by their execution of a Debenture. Notwithstanding the foregoing, a Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the directors or as specified in an Officers' Certificate. The Debentures shall in addition bear such distinguishing letters and numbers as the Trustee may approve.

2.3.2 The Debentures may be engraved or lithographed or may be partly in one form and partly in the other, as the Company may determine.

2.3.3 The Debentures shall be signed on behalf of the Company (either manually or by facsimile signature) by any two of the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice-President, the Secretary or the Treasurer of the Company holding office at the time of signing. A facsimile signature upon any of the Debentures shall for all purposes of this indenture be deemed to be the signature of the person whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced and notwithstanding that any such person whose signature, either manual or in facsimile, may appear on the Debentures is not at the date of this indenture or at the date of execution of the Debentures or at the date of the certifying and delivery thereof, the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice-President, the Secretary or the Treasurer of the Company, as the case may be, such Debentures shall be valid and binding upon the Company and entitled to the benefits of this indenture.

2.3.4 The Debentures shall initially be issued as Global Debentures and the Depository for the Debentures shall initially be The Canadian Depository for Securities Limited. The Global Debentures shall be registered in the name of The Canadian Depository for Securities Limited (or any nominee of the Depository). No beneficial holder will receive definitive certificates representing their interest in Debentures except as provided in section 2.18. A Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a person other than the Depository for such Global Debentures or a nominee thereof as provided in section 2.18.

2.4 ISSUE OF DEBENTURES. Debentures in the aggregate principal amount of $75,000,000 in lawful money of the United States of America are hereby created and shall forthwith be executed by the Company and delivered to the Trustee. Upon receipt by the Trustee of an opinion of Counsel that all conditions precedent provided for herein in respect of the issuance of the Debentures have been met, the said $75,000,000 principal amount of Debentures shall be certified by the Trustee and delivered to, or to the order of, the Debenture holders pursuant to a written direction contained in an Officers' Certificate, without the Trustee receiving any consideration therefor.

2.5 INTEREST OBLIGATIONS. Each Debenture, whether issued originally or in exchange for another Debenture, shall bear and the Company shall pay interest semi-annually both before and after an event of default hereunder, at the Interest Rate from and including the date of its issuance or from and including the last Interest Payment Date on which interest shall have been paid or made available for payment on the outstanding Debentures, whichever shall be the later, to, but excluding the earliest of:

         (a) the next following Interest Payment Date on which interest is paid;

         (b)      the Maturity Date;

         (c) if called for redemption, the date fixed for redemption in the Redemption Notice unless, upon due presentation, payment of the principal amount of any Debenture is improperly withheld or refused;

         (d) if surrendered for conversion, the Conversion Date, unless, upon due surrender, payment of the amounts properly due upon conversion is improperly withheld or refused; or

         (e)      if presented for redemption or purchase in accordance with
                  Article 5, the date upon which such redemption or acquisition is effected,

as the case may be (the "INTEREST PERIOD"); provided, however, that if any Debentures are validly surrendered for conversion, redemption or purchase on a date other than an Interest Payment Date, the interest payable on such Debentures shall be the interest that would be otherwise payable (subject always to the calculation of the appropriate Interest Period) on the next Interest Payment Date and provided, however, that if any Debentures are surrendered for conversion in accordance with Article 4, interest shall cease to accrue from the Interest Payment Date next preceding the Conversion Date except as otherwise provided in Article 4.

2.6 CERTIFICATE AS TO INTEREST PAYABLE. On each Interest Calculation Date the Trustee shall calculate the amount of interest payable in respect of each $1,000 principal amount of the outstanding Debentures for the relevant Interest Period (the "INTEREST AMOUNT"). The Interest Amount per $1,000 principal amount of Debentures shall be calculated by multiplying the Interest Rate by $1,000, dividing the product so obtained by 365 days and multiplying the quotient by the actual number of days in the said Interest Period. Interest shall be calculated on the basis of a 365-day year.

2.7 PAYMENT OF INTEREST IN CASH.

2.7.1 The person in whose name any Debentures shall be registered shall be deemed the owner thereof for all purposes of this indenture and payment of or on account of the principal and interest on such Debentures shall be made by the Company to the Trustee (on behalf of the Debenture holders, in aggregate) and by the Trustee to the Debenture holder only to or upon the order in writing of such Debenture holders and such payment shall be a good and sufficient discharge to the Company, the Trustee, any Debenture registrar and any paying agent for the amounts so paid.

2.7.2 Subject to section 2.8, as the interest on the Debentures becomes due (except interest payable at maturity or on redemption, conversion or purchase which shall be paid upon presentation and surrender of the Debentures for payment) the Company, no later than 8:00 a.m. (Toronto time) on each Interest Payment Date, shall deliver sufficient funds by way of money order, certified cheque, bank draft or wire transfer to the Trustee to enable it to forward or cause to be forwarded by prepaid post, to the holder in whose name any Debenture is registered at the close of business on the Interest Record Date with respect to such Interest Payment Date, at his or her last address appearing on the appropriate register hereinafter mentioned, or in the case of joint holders, to any (or all) holder(s) whose name appear(s) on such register, on the Interest Payment Date (or the first business day thereafter if the Interest Payment Date is not a business day) a cheque for such interest (less any withholding or other tax required by law to be deducted) payable to the order of such holder or holders and negotiable at par at any branch in Canada or the United States of such bank or banks as may be acceptable to the Trustee in its absolute discretion. The forwarding of such funds by the Company to the Trustee and the subsequent delivery of such funds by the Trustee to the Debenture holders by cheque shall satisfy and discharge the liability for the interest on the Debentures to the extent of the sums represented thereby, plus the amount of any withholding or other tax deducted as aforesaid, unless such cheque is not paid at par on presentation; provided that in the event of the non-receipt of such cheque by the Debenture holder, or the loss or destruction thereof, the Trustee on being furnished with reasonable evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it shall issue to such Debenture holder a replacement cheque for the amount of such cheque. Notwithstanding the foregoing, if the Company is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Company may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

2.7.3 The holder for the time being of any Debenture shall be entitled to the principal moneys and interest on the Debenture, free from all equities or rights of set-off or counterclaim between the Company and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of a Debenture shall, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this indenture or by any conditions contained in such Debenture or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Company and his or her transferor or any previous holder thereof, save in respect of equities of which the Company is required to take notice by statute or by order of a court of competent jurisdiction.

2.7.4 Where Debentures are registered in more than one name the principal and interest from time to time payable in respect thereof may be paid by cheque payable to the order of any or all of such holders, failing written instructions from them to the contrary, and such payment shall be a valid discharge to the Company, the Trustee and any registrar and any paying agent.

2.7.5 Notwithstanding paragraph 2.7.2, where Debentures are represented by a Global Debenture, then all payments of interest on the Global Debentures shall be made by electronic funds transferred or cheque to the Depository or its nominee for subsequent payment to Beneficial Holders of interests in that Global Debenture, unless the Company and the Depository otherwise agree. Should the Company cause the Trustee to make such payment to the Depository, the Company shall fund the Trustee in respect of such Interest Amount by wire transfer of funds no later than 8:00 a.m. (Toronto time) on the relevant Interest Payment Date. Should the Company instead elect to make such payment directly to the Depository, the Company must confirm such payment forthwith by delivery of an Officers' Certificate to the Trustee attesting to such payment. None of the Company, the Trustee or any agent of the Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspects of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing or supervising any records relating to such beneficial interests.

2.8 INTEREST ELECTION NOTICE.

2.8.1 The Company may elect to pay any or all of the Interest Amount payable on any Interest Payment Date by the application of the proceeds of sale of Common Shares in accordance herewith (the "INTEREST PAYMENT ELECTION"). The Company may make such election, unless an event of default has occurred and is continuing, by providing to the Trustee, a written notice (an "INTEREST ELECTION NOTICE") no later than the earlier of (i) the date required by applicable law or the rules of any stock exchange on which the Debentures are then listed; or (ii) 15 days prior to the applicable Interest Payment Date to which the Interest Election Notice relates. The Interest Election Notice shall specify:

         (a) the Interest Amount to which the election relates and the Interest Payment Date;

         (b) the amount of the payment due to the Debenture holders on the Interest Payment Date that the Company proposes to satisfy by the application of the proceeds of sale of Common Shares;

         (c) the specific Persons from whom the Trustee shall request bids to purchase the Common Shares and the parameters of such bids, which may include minimum number of Common Shares, minimum price per Common Share, timing of settlement for trades resulting from such bids and such other matters as the Company may specify;

         (d) that the Trustee shall accept only those bids which comply with such notice; and

         (e) that such notice has been delivered to the Trustee by the time required by this subsection 2.8.1.

In connection with the Interest Payment Election, the Trustee shall have the power on behalf of the Company to (i) accept bids with respect to Common Shares on behalf of the Company as the Company shall direct in its absolute discretion;
(ii) accept delivery of Common Shares from the Company required to consummate sales contemplated by bids so accepted (and consummate such sales as the Company shall direct in its sole discretion), plus cash in an amount equal to the value of any fractional Common Share; (iii) at the direction of the Company and subject to subsections 2.8.3 and 13.6.1, invest the proceeds of such sales (together with any cash received from the Company in respect of any fractional Common Share) in Government Obligations specified by the Company which mature prior to the applicable Interest Payment Date and in accordance with subsection 2.8.3, and use the proceeds from the Government Obligations to pay such Interest Amount on the Interest Payment Date; and (iv) perform any other action necessarily incidental thereto.

2.8.2 Upon receipt of an Interest Election Notice, the Trustee shall, in accordance with the Interest Election Notice, deliver requests for bids on terms determined by the Company for the sale of Common Shares to investment banks, brokers or dealers selected by the Company in the Interest Election Notice: provided that the acceptance of any bid shall be conditional on the acceptance of sufficient bids to allow for the payment of such portion of the Interest Amount that the Company intends to pay by way of sale of Common Shares. The Interest Election Notice shall provide for, and all such bids shall be subject to, the right of the Company, by delivering written notice to the Trustee at any time prior to the consummation of the delivery and sale of the Common Shares on the Share Delivery Date, to withdraw the Interest Payment Election (which shall have the effect of withdrawing the request for bids delivered by the Trustee to the investment banks, brokers or dealers), whereupon the Company shall be obligated to pay in cash the Interest Amount on such Interest Payment Date, provided that any such Interest Payment Election so withdrawn shall not relieve the Company from delivering Common Shares to any purchaser whose bid to the Trustee was accepted by the Trustee prior to the withdrawal of the Interest Payment Election by the Company. Any sale of Common Shares pursuant to this section may be made to one or more Persons whose bids are solicited, but all such sales with respect to a particular Interest Payment Election shall take place concurrently on the Share Delivery Date.

2.8.3 The Trustee shall inform the Company promptly following receipt of any bid or bids for Common Shares. The Trustee shall accept such bid or bids as the Company, in its absolute discretion, shall direct, provided that the aggregate proceeds net of brokerage commissions or other fees of all such sales on the Share Delivery Date must at least equal the Share Election Amount. In connection with any bids so accepted, the Company, the Trustee and the applicable bidders shall, not later than the Share Delivery Date, enter into a share purchase agreement in customary form and shall comply with all applicable laws, including the securities laws of the United States and Canada (including those of any province), the rules and regulations of any stock exchange on which the Common Shares are then listed and the rules and regulations of any jurisdiction in which the Common Shares may be offered for sale. The Company shall pay all reasonable fees and expenses of the Trustee in connection with the share purchase agreement. The Debenture holders shall not be required to pay any fees or expenses in connection with the share purchase agreement.

2.8.4 Provided that (i) all conditions specified in each share purchase agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Common Shares to be sold thereunder pursuant to the Interest Payment Election, and (ii) the purchasers under the share purchase agreements shall be ready, willing and able to perform thereunder, in each case on the Share Delivery Date, the Company shall deliver to the Trustee the Common Shares to be sold on such date, cash in an amount equal to the value of any fractional Common Shares and an Officers' Certificate and an opinion of Counsel to the effect that all conditions precedent to such sales, including those set forth in this indenture and in each share purchase agreement, have been satisfied. Upon such deliveries, the Trustee shall, on such Share Delivery Date, deliver Common Shares to such purchasers against payment to the Trustee in immediately available funds of the purchase price therefor in an aggregate net amount equal to the Share Election Amount.

2.8.5 The Trustee shall use the sale proceeds of the Common Shares (together with any cash received from the Company in respect of any fractional Common Share) to purchase, to the extent the Trustee is able to do so, Governmental Obligations specified by the Company, which mature prior to the applicable Interest Payment Date and which the Trustee is required to hold until maturity. The Trustee shall hold such Government Obligations under its exclusive control and shall hold such investments (but not income earned thereon) in an irrevocable trust securing payments for the benefit of the Debenture holders. On the Interest Payment Date, the Trustee shall apply the funds to payment of the Interest Amount to the Debenture holders of record on the applicable record date and shall remit any amount in excess of the Interest Amount to the Company.

2.9 COMPANY TO INDEMNIFY TRUSTEE AND DEBENTURE HOLDERS. The Company shall indemnify and hold harmless the Trustee and (on an after-tax basis) the Debenture holders and any person who controls any Debenture holder within the meaning of any applicable securities laws, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any such person in connection with defending or investigating any such action or claim) caused by or arising in connection with any Interest Payment Election or any withdrawal thereof, except for any income taxes payable by such persons as a result of the inclusion in the computation of their income (or in amounts paid or credited for the purposes of Part XIII of the Income Tax Act (Canada) to such persons who are Excluded Holders) of the Share Election Amount or sales proceeds in respect of Common Shares, and except in each case for any losses, claims, damages or liabilities caused by any such person's fraud, negligence or wilful misconduct.

2.10 ENTITLEMENTS PRESERVED. Neither the Company delivering an Interest Election Notice nor the consummation of nor the failure to consummate sales of Common Shares will (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Amount payable on such Interest Payment Date; or (ii) entitle such holder to receive any Common Shares in satisfaction of the Company's obligations to pay such Interest or cash in an aggregate amount greater than the amount to which such Holders are otherwise entitled. For greater certainty, nothing in sections 2.8, 2.9 and 2.10 shall relieve the Company from paying the Interest Amount due on the Debentures to the extent the net proceeds from the sale of the Common Shares pursuant to an Interest Election Notice are less than such Interest Amount.

2.11 CREATION AND ISSUE OF ADDITIONAL DEBENTURES.

2.11.1 The directors may from time to time authorize the creation of Additional Debentures hereunder as are necessary to satisfy the option granted by the Company to the underwriters of the Debentures to purchase up to an aggregate principal amount of $11,250,000 Additional Debentures for a period of thirty days from the date hereof (the "GREENSHOE OPTION"). Additional Debentures shall be subject to the terms and conditions of this Trust Indenture in all respects except the date of issue and the purchase price thereof which shall be determined by the Company at the time of issue of the Additional Debentures and, in the case of the purchase price, shall include interest accrued from and including July 30, 2003.

2.11.2 Before the issue of any Additional Debentures, the Company shall execute and deliver to the Trustee a certified resolution of the directors authorizing the same.

2.11.3 When Additional Debentures shall have been authorized as aforesaid, such Additional Debentures may from time to time be executed by the Company and delivered to the Trustee and, subject to subsection 2.11.4 and section 2.1, shall be certified by or on behalf of the Trustee and delivered by the Trustee to or upon the written order of the Company upon receipt by the Trustee of the following:

         (a) an Officers' Certificate that the Company is not in default in the performance of any of its covenants herein contained and that it has complied with all the requirements of this indenture in connection with the issue of the Additional Debentures for which certification is requested;

         (b) a written request of the Company contained in an Officers' Certificate for the certification and delivery of such Additional Debentures; and

         (c) an opinion of Counsel that all conditions precedent provided for herein in connection with the proposed issue of Additional Debentures have been complied with, subject to delivery of certain documents or instruments specified in such opinion.

2.11.4 No Additional Debentures shall be certified or delivered hereunder if, to the knowledge of the Trustee, an event of default referred to in section 8.1 shall have occurred and be continuing.

2.12 CERTIFICATION.

2.12.1 No Debenture shall be issued or, if issued, shall be obligatory, or shall entitle the holder to the benefits of this indenture, until it has been certified by or on behalf of the Trustee substantially in the form set out in the Schedule A hereto or in some other form approved by the Trustee. Such signed certificate on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Company and the holder is entitled to the benefits hereof.

2.12.2 The certificate of the Trustee signed on the Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this indenture or of the Debentures or their issuance and the Trustee shall in no respect be liable or answerable for the use made of such Debentures or any of them or the proceeds thereof. The certificate of the Trustee signed on the said Debentures shall however be a representation and warranty by the Trustee that said Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this indenture.

2.13 REGISTRATION OF DEBENTURES.

2.13.1 The Company shall cause to be kept by and at the principal office of the Trustee in the City of Vancouver a central register, and by and at the principal office of the Trustee in the city of Toronto and in such other place or places and by the Trustee or by such other registrar or registrars, if any, as the Company with the approval of the Trustee may designate, branch registers in which shall be entered the names and latest known addresses of the Debenture holders and the other particulars prescribed by law of the fully registered Debentures held by them respectively and of all transfers of fully registered Debentures. Such registration shall be noted on the Debentures by the Trustee or other registrar. No transfer of a fully registered Debenture shall be effective as against the Company unless made on one of the appropriate registers by the registered holder or his, her or their executors or administrators or other legal representatives or his, her or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, upon compliance with such requirements as the Trustee and/or other registrar may prescribe, and unless such transfer shall have been duly noted on such Debenture by the Trustee or other registrar.

2.13.2 The registers referred to in this section 2.13 shall at all reasonable times be open for inspection by the Company, by the Trustee and by any Debenture holder.

2.13.3 The holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a register is kept pursuant to the provisions of this section 2.13 and in accordance with such reasonable regulations as the Trustee may prescribe.

2.13.4 The holder of a Debenture may at any time and from time to time have the registration of such Debenture transferred from the register in which the registration thereof appears to another register maintained in another place authorized for that purpose under the provisions of this indenture upon payment of a reasonable fee to be fixed by the Trustee.

2.13.5 The register maintained by the Trustee pursuant to the terms hereof shall be conclusive proof of the ownership of the Debentures and the Company, the Trustee, any Debenture register and any paying agent or any of them shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Debenture and may transfer any Debenture on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

2.13.6 Except in the case of the central register required to be kept at the City of Vancouver, the Company shall have power at any time to close any branch register upon which the registration of any Debentures appears and in that event it shall transfer the records thereof to another existing register or to a new register and thereafter such Debentures shall be deemed to be registered on such existing or new register as the case may be. In the event that the register in any place is closed and the records transferred to a register kept in another place, notice of such change shall be given, in the manner provided in section 12.2, to the holders of the Debentures registered in the register so closed and in addition the particulars of such change shall be recorded in the central register required to be kept in the City of Vancouver.

2.13.7 Every registrar shall, when requested so to do by the Company or the Trustee, furnish the Company or the Trustee, as the case may be, with a list of the names and addresses of the holders of Debentures showing the principal amounts and serial numbers of such Debentures held by each holder.

2.14 MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURES. In case any of the Debentures shall become mutilated or be lost, stolen or destroyed, the Company, in its discretion, may issue, and thereupon the Trustee shall certify and deliver a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this indenture equally with all other Debentures without preference or priority one over another. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion and shall pay all expenses incidental to the issuance of such substituted Debenture.

2.15 EXCHANGES OF DEBENTURES.

2.15.1 Debentures of any denomination may be exchanged for Debentures of any other authorized denomination or denominations, any such exchange to be for Debentures of an equal aggregate principal amount.

2.15.2 Exchanges of Debentures may be made at the offices of the Trustee or at the offices of any other registrar or registrars where registers are maintained for the Debentures pursuant to the provisions of section 2.13. Any Debentures tendered for exchange shall be surrendered to the Trustee or appropriate registrar and shall be cancelled.

2.15.3 Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

2.15.4 Except as herein otherwise provided, in every case of exchange of Debentures of any denomination for other Debentures and for any transfer of Debentures, the Trustee or other registrar may make a sufficient charge to reimburse it for any stamp tax or other governmental charge required to be paid, and in addition a reasonable charge for its services for each Debenture exchanged or transferred and a reasonable charge for every Debenture issued upon such exchange or transfer, and payment of the said charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.15.5 Notwithstanding the foregoing provisions, no charge shall be made to a Debenture holder hereunder for any exchange or transfer of any Debenture applied for within a period of two months from the date hereof, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to this subsection or sections 3.3 or 4.2.

2.15.6 Notwithstanding the provisions of sections 2.13 and 2.18, neither the Company nor the Trustee nor any registrar shall be required to:

         (a) transfer or exchange any Debentures during the periods commencing on any Interest Record Date and ending on the next following Interest Payment Date;

         (b) transfer or exchange any Debentures on the day of any selection by the Company or the Trustee of any Debentures to be redeemed in accordance with Article 3 or redeemed in accordance with Article 5 during the fifteen days next preceding any such date; or

         (c) transfer or exchange any Debentures on the date of any selection by the Company or the Trustee of any Debentures to be converted or during the fifteen days next preceding any such date.

2.16 PLACE OF PAYMENT. Except as herein otherwise provided, all sums which may at any time become payable, whether at maturity, upon conversion or on a declaration or on redemption or otherwise, on account of any Debenture or any interest, shall be payable at any of the places at which the principal of and interest on such Debenture are payable.

2.17 PARTNERSHIP NOT CREATED. Each of the Company and the Trustee, on its own behalf and on behalf of the Debenture holders, expressly disclaims any intention to create a partnership or joint venture. Nothing in this indenture will constitute the parties or either of them partners or joint venturers nor, except as may be expressly provided in this indenture, constitute any one of them the agent or agents of the other.

2.18 ISSUE OF GLOBAL DEBENTURES.

2.18.1 The Company may specify that the Debentures are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Company in writing to the Trustee at the time of issue of such Debentures, which shall initially be The Canadian Depository for Securities Limited, and in such event the Company shall execute and the Trustee shall certify and deliver one or more Global Debentures that shall:

         (a) represent an aggregate amount equal to the principal amount of the outstanding Debentures to be represented by one or more Global Debentures;

         (b) be delivered by the Trustee to such Depository or pursuant to such Depository's instructions; and

         (c)      bear a legend substantially to the following effect:

                           "This Debenture is a Global Debenture within the meaning of the indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any Person, other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the indenture."

2.18.2 Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.18.3 The Company shall cause to be kept by and at the principal offices of the Trustee in Vancouver, British Columbia and Toronto, Ontario and by the Trustee or such other registrar as the Company, with the approval of the Trustee, may appoint at such other place or places, if any, as the Company may designate with the approval of the Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If the Debentures are at any time not Global Debentures, the provisions of section 2.13 shall govern with respect to registrations and transfers of such Debentures.

2.18.4 Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive fully registered certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the directors of the Company, Officers' Certificate or supplemental indenture relating to the Debentures:

         (a) Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

         (b) Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Trustee, or the Company has notified the Trustee, that it is unwilling or unable to continue as Depository for such Global Debentures, or (ii) ceases to be eligible to be a Depository under subsection 2.18.2, provided that at the time of such transfer the Company has not appointed a successor Depository for such Global Debentures;

         (c) Global Debentures may be transferred at any time after the Company has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Trustee in writing;

         (d) Global Debentures may be transferred at any time after the Trustee has determined that an event of default has occurred and is continuing with respect to the Debentures issued as a Global Debenture, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures advise the Depository in writing, through the Depository Participants, that the continuation of the book-entry only registration system for such Debentures is no longer in their best interest and also provided that at the time of such transfer the Trustee has not waived the event of default pursuant to section 8.3;

         (e) Global Debentures may be transferred if required by applicable law; or

         (f) Global Debentures may be transferred if the book-entry only registration system ceases to exist.

2.18.5 With respect to the Global Debentures, unless and until fully registered definitive certificates have been issued to Beneficial Holders pursuant to subsection 2.18.4:

         (a) the Company and the Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

         (b) the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

         (c) the Depository will make book entry transfers among the Depository Participants; and

         (d) whenever this indenture requires or permits actions to be taken based upon instructions or directions of Debenture holders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Trustee.

2.18.6 Whenever a notice or other communication is required to be provided to Debenture holders, unless and until definitive fully registered certificate(s) have been issued to Beneficial Holders pursuant to subsection 2.18.4, the Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with applicable securities laws. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in subsection 2.18.4 with respect to Debentures issued hereunder, the Trustee shall notify all applicable Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by section 2.13 and the remaining sections of this Article 2.

2.19 PAYMENT OF ADDITIONAL AMOUNTS.

2.19.1 All payments made by the Company under or with respect to the Debentures shall be made free and clear of and without deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax ("TAXES"), unless the Company is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Debentures as described above, the Company will pay as additional interest such additional amounts ("ADDITIONAL AMOUNTS") as may be necessary so that every net payment of any amounts due under the Debentures (including Additional Amounts) after withholding or deduction for or on account of any such Taxes will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to the payment made to a holder (an "EXCLUDED HOLDER") in respect of the beneficial owner thereof (i) with which the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Debentures or the receipt of payment thereunder, or (iii) which fails to comply with any administrative requirements necessary as a precondition to exemption from Canadian withholding taxes. The Company will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Trustee on behalf of the holders of the Debentures, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts or other satisfactory evidence of any such payment by the Company. The Company will indemnify and hold harmless each holder (other than an Excluded Holder) for the amount of (i) any Taxes so levied or imposed which have not been withheld or deducted and remitted by the Company and which have been paid by such holder as a result of payments made under or with respect to the Debentures, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto or from the failure to make such payment, and (iii) any Taxes imposed with respect to any reimbursement under (i) or (ii), but excluding any such Taxes on such holder's net income.

2.19.2 At least 30 days prior to each date on which any payment on the Debentures is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee an Officers' Certificates stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to holders on the payment date. Whenever in this indenture there is mention, in any context, of the payment of principal, Redemption Price, interest or any other amount payable under or with respect to any Debenture, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section 2.19 to the extent that, in such context, such Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this section 2.19 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (as applicable).

2.19.3 The obligations of the Company under this section 2.19 shall survive the termination of this indenture and the payments of all amounts under or with respect to the Debentures.

                                    ARTICLE 3
                          REDEMPTION AND PURCHASE FOR
                           CANCELLATION OF DEBENTURES

3.1 REDEMPTION OF DEBENTURES.

3.1.1 Subject to subsection 3.1.2, the Company shall have the right, at its option, to redeem the Debentures either in whole at any time or in part from time to time before the Maturity Date and in accordance with the provisions hereof.

3.1.2 The Debentures shall not be redeemable by the Company at any time before July 31, 2006, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined herein or to the extent described in section 3.2. The Debentures shall be redeemable on or after July 31, 2006 and prior to the Maturity Date in whole at any time or in part from time to time at the option of the Company at a price equal to the principal amount thereof to be redeemed, together with accrued and unpaid interest thereon to but excluding the date fixed for redemption provided that the Company shall have filed with the Trustee on the date that a Redemption Notice is first delivered an Officers' Certificate certifying that the Current Market Price at the date of the Redemption Notice was not less than 125% of the Conversion Price.

3.2 REDEMPTION FOR CHANGES IN CANADIAN TAX LAW. In addition to the right of the Company to redeem Debentures under sections 3.1 and 5.2, the Company shall have the right, at its option, to redeem all but not part of the Debentures at any time for cash upon notice as provided for in section 3.4 at the Redemption Price in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Debentures, any Additional Amounts as a result of:

         (a) any change in, or amendment to (including any announced prospective change), the laws (or any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein); or

         (b) any change in, or amendment to, any interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory dissemination);

in either case, which amendment or changes enacted, promulgated, issued or announced, or which interpretation is issued or announced, or which action is taken, on or after July 30, 2003 provided that the Company, in its reasonable business judgment, determines that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including the substitution of the obligor under the Debentures).

3.3 PARTIAL REDEMPTION OF DEBENTURES. In case less than all of the outstanding Debentures are to be redeemed, the Company shall in each such case, at least ten business days before the date upon which the Redemption Notice is required to be given, notify the Trustee in writing of its intention to redeem Debentures and of the aggregate principal amount of Debentures so to be redeemed. The Debentures so to be redeemed may be selected on a pro rata basis (to the nearest multiple of $1,000) in accordance with the principal amount of Debentures registered in the name of each holder, by lot by the Trustee, or by such other method that complies with the requirements of the Toronto Stock Exchange, or any other stock exchange on which the Debentures are listed or quoted and that the Trustee may deem equitable. For this purpose the Trustee may make regulations with regard to the manner in which such Debentures may be so selected and regulations so made shall be valid and binding upon all Debenture holders. Debentures of denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof) and, unless the context otherwise requires, references to Debentures in this
Article 3 shall be deemed to include any such part of the principal amount of Debentures which shall have been so selected and called for redemption. The holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment as required by section 3.7, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unredeemed part of the Debenture so surrendered, and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt from the paying agent of the Debentures so surrendered.

3.4 REDEMPTION NOTICE. Notice of intention to redeem any Debentures (a "REDEMPTION NOTICE") prior to the maturity thereof shall be given by or on behalf of the Company to the holders of the

Debentures which are to be redeemed, not more than 60 days and, subject to subsection 3.10.2, not less than 30 days prior to the date to be fixed for redemption (a "REDEMPTION DATE"), in the manner provided in section 12.2. The Redemption Notice shall be substantially in the form set out in Schedule B hereto. Every Redemption Notice shall, unless all of the Debentures then outstanding are to be redeemed, state the designated numbers of the Debentures so called for redemption and, in case the Debentures are to be redeemed in part only, that part of the principal amount thereof so to be redeemed. Any Redemption Notice shall specify the Redemption Date, the Redemption Price, whether the Redemption Price will be paid in cash or in Common Shares in accordance with section 3.10 hereof, the place of payment, shall state that all interest thereon shall cease as of and after such Redemption Date, and shall state that the right to convert the principal of the Debentures so to be redeemed will terminate and expire at the close of business on the business day immediately prior to the Redemption Date, unless the Company shall make default in the payment of the Redemption Price of such Debenture.

3.5 DEBENTURES DUE ON REDEMPTION DATES.

3.5.1 Upon the provision of a Redemption Notice, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price on the Redemption Date in the same manner and with the same effect as if it were the Maturity Date, anything therein or herein to the contrary notwithstanding, and from and after the Redemption Date, if the moneys necessary to redeem such Debentures shall have been deposited as hereinafter provided and affidavits or other proof satisfactory to the Trustee as to the mailing of such notices shall have been lodged with it, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease.

3.5.2 In case any question shall arise as to whether any notice has been given as above provided and any such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

3.6 DEPOSIT OF REDEMPTION MONEYS. Upon Debentures having been called for redemption as hereinbefore provided, the Company shall deposit with the Trustee or with any paying agent to the order of the Trustee, on or before the Redemption Date fixed in the Redemption Notice, such sums as may be sufficient to pay the Redemption Price of the Debentures so to be redeemed. From the sums so deposited the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and interest to which they are entitled on redemption.

3.7 SURRENDER OF DEBENTURES FOR CANCELLATION. If the principal moneys due upon any Debenture shall become payable by redemption or otherwise before the Maturity Date, the registered holder presenting such Debenture for payment must surrender the same for cancellation and the Company shall pay or cause to be paid the principal of and interest accrued and unpaid thereon. All Debentures so surrendered for cancellation shall forthwith be delivered to the Trustee and shall be cancelled by it and, subject to section 3.3, no Debentures shall be issued in substitution therefor.

3.8 PURCHASE OF DEBENTURES. At any time no event of default shall have occurred and is continuing hereunder, the Company may purchase all or any of the Debentures in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract; provided that in the event that such an offer is not made to all or substantially all of the Debenture holders, the price at which any Debenture may be purchased may not exceed 105% of the then current market price of the Debentures calculated in the same manner, mutatis mutandis, as the Current Market Price of the Common Shares together with an amount equal to accrued and unpaid interest thereon and costs of such purchase. All Debentures so purchased shall forthwith be delivered to the Trustee and shall be cancelled by it and no Debentures shall be reissued in substitution therefor.

3.9 REDEMPTION OF DEBENTURES ON MATURITY DATE. Subject to section 3.10, and on the Maturity Date, the Company shall pay to the Trustee on behalf of the Debenture holders an amount in cash equal to the principal amount of the Debentures then outstanding plus interest accrued and unpaid thereon to but excluding the Maturity Date. The Trustee shall pay such amount to the registered Debenture holders presenting such Debentures for payment and the provisions of sections 9.2 and 9.3 shall be applicable thereto.

3.10 OPTIONAL REPAYMENT UPON REDEMPTION OR MATURITY.

3.10.1 Subject to the provisions hereof, and except in the case of a redemption pursuant to section 3.2 in which case the Redemption Price may only be paid in cash, on any Redemption Date or the Maturity Date the Company, at its option, may elect to satisfy all or any portion of its obligations to pay the outstanding principal amount of the Debentures by issuing and delivering to the Trustee on or prior to 8:30 a.m. (local time) on behalf of the holders of such Debentures to be redeemed, that number of fully paid, non-assessable Common Shares obtained by dividing the principal amount of Debentures to be redeemed by 95% of the then Current Market Price (provided the Company also delivers an Officers' Certificate attesting to the then Current Market Price), and together with the payment in cash of accrued and unpaid interest and any entitlement in respect of fractional shares in accordance with section 4.3 and the terms hereof, such payment shall be in full satisfaction of the principal amount together with accrued and unpaid interest of the Debentures to be redeemed.

3.10.2 The Company shall not redeem any Debenture nor repay any principal or interest by means of issuing, or by the application of proceeds from the sale of, Common Shares pursuant to subsection 3.10.1, section 2.8 or Article 5 at any time unless:

         (a) no event of default is continuing hereunder and the Company has delivered an Officers' Certificate to this effect to the Trustee;

         (b) the Common Shares are listed on either The Toronto Stock Exchange or the Nasdaq National Market or any other stock exchange in Canada or the United States;

         (c) the Company has provided written notice to the Trustee and the Debenture holders not more than 60 and not less than 30 days prior to the Redemption Date or Maturity Date, as the case may be, of its intention to redeem the Debentures by issuing and delivering Common Shares;

         (d) all applicable securities regulatory authorities' approvals in connection with such issuance of Common Shares have been obtained, if required, at the Company's expense that allow such Common Shares to be immediately traded free of hold periods or other re-sale restrictions under the applicable securities laws where the Common Shares are distributed; and

         (e) the Trustee shall have received, on behalf of the Debenture holders, an opinion from Counsel, at the Company's expense, that all conditions precedent provided for in this indenture in connection with the proposed issuance and delivery of such Common Shares have been complied with.

3.10.3 All costs associated with the issuance and delivery of Common Shares pursuant to section 3.10.1 shall be borne exclusively by the Company.

3.11 NO OTHER REDEMPTION OF DEBENTURES. Subject to Article 5, the Company shall not, except as herein provided, redeem any Debentures.

                                    ARTICLE 4
                                   CONVERSION

4.1 CONVERSION PRIVILEGE AND CONVERSION PRICE. Subject to and upon compliance with the provisions of this Article 4, any Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may, at the option of the holder thereof, at any time up to, but not after, the close of business on the last business day immediately prior to the earlier of any date fixed for redemption and the Maturity Date, be converted into fully paid and non-assessable Common Shares at the Conversion Rate.

4.2 CONVERSION PROCEDURE.

4.2.1 In order to exercise the conversion privilege, the holder of any Debenture to be converted shall surrender such Debenture to the Trustee at the Trustee's principal office in one of the cities of Toronto, or Vancouver, accompanied by written notice substantially in the form of Schedule D hereto (which shall be irrevocable) and the appropriate transfer documents, as required, signed by such holder, in form and execution satisfactory to the Trustee, stating that he elects to convert such Debenture or a stated portion of the principal amount thereof constituting an integral multiple of $1,000 to Common Shares. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for Common Shares which shall be issuable on such conversion shall be issued. If any of the Common Shares to be issued hereunder are to be issued to a person or persons other than the holder of such Debenture such request shall be accompanied by payment to the Trustee of any tax which may be payable by reason of the transfer. The surrender of such Debenture accompanied by such written notice shall be deemed to constitute a contract between the holder of such Debenture and the Company whereby:

         (a) the holder of such Debenture subscribes for the number of Common Shares which he or she shall be entitled to receive on such conversion;

         (b) the holder of such Debenture releases the Company from all liability thereon or from all liability with respect to that portion of the principal amount thereof to be converted, as the case may be, including all liability for the principal amount and accrued and unpaid interest payable to the Conversion Date of such Debentures to be converted; and

         (c) the Company agrees that the surrender of such Debenture for conversion constitutes full payment of the subscription price for the Common Shares issuable upon such conversion.

4.2.2 Within five business days of surrender of any Debentures to be converted, the Company shall issue or cause to be issued and deliver or cause to be delivered to the holder whose Debenture is so surrendered, or on his or her written order, a certificate or certificates in the name or names of the person or persons specified in such notice for the number of Common Shares deliverable upon the conversion of such Debenture (or specified portion thereof) together with cash in respect of any fraction of a share as provided in section 4.3 and for any accrued and unpaid interest, if any, up to the Conversion Date as provided in section 2.5 and subsection 4.2.6. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "CONVERSION DATE") such Debentures were surrendered for conversion and at such time the rights of the holder of such Debenture as such holder shall cease and the person or persons in whose name or names any certificate or certificates for Common Shares shall be deliverable upon such conversion shall be deemed to have become on such date the holder or holders of record of the Common Shares represented thereby; provided, however, that no such surrender on any date

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when the share transfer registers for Common Shares of the Company shall be closed shall be effective until the close of business on the next succeeding day on which such share transfer registers are open and such conversion shall be at the Conversion Price in effect at the close of business on such next succeeding day.

4.2.3 Upon surrender to the Trustee of any Debenture which is to be converted in part only, the holder thereof shall be entitled to receive, without expense to such holder, one or more new Debentures for the unconverted portion of the principal amount of the Debenture so surrendered.

4.2.4 Where applicable, a holder may surrender a Debenture for conversion by means of book entry delivery in accordance with paragraph 10 of the Debenture and the regulations of the applicable book entry facility.

4.2.5 A holder that has delivered to the Trustee a Change of Control Redemption Notice in accordance with section 5.3 may not convert the Debentures to which such notice relates unless such notice is withdrawn in accordance with subsection 5.3.4.

4.2.6 No accrued and unpaid interest from the Interest Payment Date next preceding the Conversion Date shall be payable upon a conversion, except if a Debenture is called for redemption in accordance with Article 3 or in the case of a Change of Control as provided in Article 5, in which case the holder will be entitled to accrued and unpaid interest in cash up to but excluding the Conversion Date as contemplated in section 2.5.

4.3 NO FRACTIONAL SHARES. Notwithstanding anything herein contained, the Company shall in no case be required to issue fractional Common Shares upon the conversion of any Debenture or pursuant to section 3.10. If any fractional interest in a Common Share would, except for the provisions of this section 4.3, be deliverable upon the conversion of any Debenture or pursuant to section 3.10, the Company shall adjust such fractional interest by paying in cash to the holder of such surrendered Debenture or the Trustee or the holder entitled to receive Common Shares pursuant to this section or section 3.10 an amount equal (to the nearest cent) to the value thereof on the basis of the Current Market Price of Common Shares on the Conversion Date, Redemption Date or Maturity Date, as the case may be.

4.4 ADJUSTMENT OF THE CONVERSION PRICE.

4.4.1 The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) If and whenever at any time the outstanding Common Shares of the Company shall be subdivided, redivided or changed into a greater or reduced or consolidated into a lesser number of shares or reclassified into different shares, any holder of Debentures who has not exercised his or her right of conversion prior to the effective date of such subdivision, redivision, change, consolidation, reduction or reclassification shall be entitled to receive and shall accept, upon the exercise of such right at any time on such effective date or thereafter, in lieu of the number of Common Shares to which he or she was theretofore entitled upon conversion at the Conversion Price, the aggregate number of shares of the Company that such Debenture holder would have been entitled to receive as a result of such subdivision, redivision, change, consolidation or reclassification if, on the effective date thereof, he or she had been the registered holder of the number of Common Shares to which he or she was theretofore entitled upon conversion.

         (b) In case the Company shall fix a record date for the issuance of additional Common Shares (or securities convertible into Common Shares) to the holders of any of its outstanding Common Shares by way of a stock dividend or other distribution, other than a stock

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

                  dividend to holders of Common Shares who exercise an option to receive any ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends, the Conversion Price shall be adjusted immediately after the record date for such stock dividend or other distribution by multiplying the Conversion Price in effect on such record date by a fraction of which the numerator shall be the total number of Common Shares outstanding on the record date and of which the denominator shall be the total number of Common Shares outstanding on the record date plus the number of additional Common Shares which shall result from the stock dividend or other distribution (assuming for this purpose that all Common Shares issuable upon the exercise of the conversion rights of the securities convertible into Common Shares have been issued). Any dividend or distribution on the Common Shares of the Company in Common Shares shall be deemed to have been issued on or immediately prior to the record date for such dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (c),
                  (d), (e) and (f) below.

         (c) In case the Company shall fix a record date for the making of a distribution to all holders of its Common Shares:

                  (i) of shares in the capital of the Company of any class (other than the Common Shares);

                  (ii)     of evidences of its indebtedness;

                  (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in subsection (b) above and stock dividends to holders of Common Shares who exercise an option to receive in the ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends); or

                  (iv) of options, rights or warrants (excluding those referred to in subsection (d) below),

                  then in each such case the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the Aggregate Market Capitalization on such record date (not including any Common Shares issued, or issuable upon exercise of any option, right or warrant, pursuant to such dividend) less the fair market value (as determined by the board of directors, whose determination shall be conclusive) of said shares or evidences of indebtedness or assets or options, rights or warrants so distributed, and of which the denominator shall be the Aggregate Market Capitalization immediately after such record date. Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively as of any such record date. To the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect based upon the said shares or evidences of indebtedness or assets or options, rights or warrants actually distributed.

         (d) In case the Company shall fix a record date for the issuance of options, rights or warrants to all holders of its Common Shares entitling them to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) within 45 days of such record date at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the

                  Conversion Price shall be adjusted immediately after the expiry of such 45-day period so that it shall equal the price determined by multiplying the Conversion Price in effect on the expiry of such 45-day period by a fraction, of which the numerator shall be the total number of Common Shares outstanding on the expiry of such 45-day period (not including any Common Shares outstanding as a result of such issuance) plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares so offered (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price per Common Share and of which the denominator shall be the total number of Common Shares outstanding on the expiry of such 45-day period plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable, as the case may be). Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively as of any such record date. To the extent that such options, rights or warrants are not so issued or such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of such options, rights or warrants.

         (e) In case the Company shall pay or make a dividend or other distribution on its Common Shares exclusively in cash and the aggregate of:

                  (i) such dividend or other distribution paid exclusively in cash; and

                  (ii) other all cash dividends or other distributions made by the Company to all holders of the Common Shares within the preceding 12 months which did not trigger an adjustment to the Conversion Price, exceeds 1% of the Company's Aggregate Market Capitalization (such excess hereinafter the "EXCESS DISTRIBUTION") on the record date in respect of the last such cash dividend or other distribution, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the Aggregate Market Capitalization on such record date and of which the numerator shall be such Aggregate Market Capitalization minus the amount of the Excess Distribution. Such adjustment shall become effective immediately prior to the opening of business on the day following such record date. In the event the amount of the Excess Distribution is equal to or greater than the Aggregate Market Capitalization on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Debentures shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted such Debentures to Common Shares immediately prior to the record date (less 1% of the Current Market Price multiplied by such number Common Shares). In the event that such dividend or distribution is not so paid or made, the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect if such dividend or other distribution had not been declared.

         (f) In case an issuer bid or a tender or exchange offer (other than an odd-lot offer) made by the Company or a Subsidiary for all or any portion of the Common Shares shall expire and such issuer bid or tender or exchange offer shall involve payment by the Company or a

                  Subsidiary of cash or other consideration (based on the acceptance of all Common Shares validly tendered or exchanged and not withdrawn up to any maximum specified in the terms of the issuer bid or tender or exchange offer, such shares, up to such maximum, the "PURCHASED SHARES") having a fair market value (as determined in good faith by the board of directors, whose determination shall be conclusive, binding and described in a resolution of the board of directors) at the time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such issuer bid or tender or exchange offer (as amended), together with:

                  (i) any cash and the fair market value of other consideration (as determined in good faith by the board of directors, whose determination shall be binding, conclusive and described in a resolution of the board of directors) payable in respect of an issuer bid or a tender or exchange offer by the Company or a Subsidiary for Common Shares concluded within the preceding twelve months which did not trigger an adjustment to the Conversion Price, and

                  (ii) the aggregate amount of any all-cash dividends or other distributions made by the Company to all holders of Common Shares made within the twelve months preceding such issuer bid or tender or exchange offer which did not trigger an adjustment to the Conversion Price, exceeds 5% of the Aggregate Market Capitalization (such excess hereinafter the "EXCESS BID CONSIDERATION") on the trading day next succeeding the Expiration Time (the "NEXT TRADING Day"), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the opening of business on the Next Trading Day by a fraction, of which the denominator shall be the Aggregate Market Capitalization on the Next Trading Day and of which the numerator shall be Aggregate Market Capitalization on the Next Trading Day minus the amount of the Excess Bid Consideration. Such adjustment shall become effective immediately prior to the opening of business on the Next Trading Day. In the event that no shares are validly accepted in such issuer bid or tender or exchange offer, the Conversion Price shall be readjusted to be the Conversion Price which would then be in effect if such record date had not been fixed.

         (g) No adjustments of the Conversion Price shall be made pursuant to subsections (b), (c), (d), (e) or (f) above if the holders of Debentures are permitted (subject to satisfying all regulatory requirements, including without limitation those of the Toronto Stock Exchange and such other exchanges upon which the Common Shares are listed at such time) to participate in such dividend or distribution on the Common Shares of the Company in cash equivalent, Common Shares or in the issue of such options, rights, warrants or such distribution, as the case may be, as though and to the same effect as if they had converted their Debentures into Common Shares prior to the record date for such dividend or distribution or the issue of such options, rights or warrants or such distribution, as the case may be.

         (h) In any case in which this Article shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder cash in lieu of any fractional interest to which he or she is entitled pursuant to section 4.3; provided, however, that the Company shall deliver to such holder an appropriate instrument evidencing such holder's rights to receive such additional Common Shares and such cash, upon the occurrence of the event requiring such adjustment.

         (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

4.5 CERTIFICATE AS TO ADJUSTMENT. The Company shall from time to time immediately after the occurrence of any event which requires an adjustment in the Conversion Price as above provided, deliver an Officers' Certificate to the Trustee specifying the nature of the event requiring the adjustment and the amount of the adjustment thereby necessitated and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment therein specified shall be verified by an opinion of the Company's Auditors and, when approved by the Trustee, be conclusive and binding on all parties in interest. The Company shall forthwith give notice, in the manner specified in section 12.3, of such adjustment to the Trustee, which notice shall specify the Conversion Price after such adjustment and the event requiring such adjustment and the Trustee, forthwith upon receipt of such notice, shall deliver such notice to the Debenture holders in the manner specified in section 12.2.

4.6 VOLUNTARY DECREASE. The Company from time to time may decrease the Conversion Price (subject to applicable law and the receipt of all regulatory approvals, including the consent of the Toronto Stock Exchange) by any amount and for any period of time if the board of directors has determined in good faith (to be evidenced by a resolution of the board of directors) that such decrease is in the Company's best interests; provided that such period is not less than 20 business days. Whenever the Conversion Price is decreased, the Company shall file with the Trustee a notice of the decrease, and the Trustee shall mail such notice to Debenture holders, at the Company's expense. The Company shall file the notice at least 15 days before the date the decreased Conversion Price becomes effective. A voluntary decrease of the Conversion Price does not change or adjust the Conversion Price otherwise in effect for the purposes of section 4.4.

4.7 NOTICE TO DEBENTURE HOLDERS OF CERTAIN EVENTS. In the event that:

         (a) the Company shall declare on its Common Shares any cash dividend per share which when added to the sum of the last four cash dividends per share paid on its Common Shares would exceed the sum of the last four cash dividends per share by more than 50%;

         (b) the Company shall declare on its Common Shares any dividend payable in shares of the Company (other than a stock dividend to the holders of Common Shares who exercise an option to receive in the ordinary course equivalent dividends in Common Shares in lieu of receiving cash dividends) or make any other distribution on its Common Shares (other than a cash dividend);

         (c) the Company shall offer for subscription pro rata to all the holders of its Common Shares any additional shares of any class of securities convertible into or exchangeable for Common Shares or shall issue any other options, rights or warrants to all of such holders;

         (d) there shall be a reclassification or change of the Common Shares of the nature referred to in section 4.9 or an amalgamation, merger, plan of arrangement or other reorganization of the

                  Company with or into any other corporation or a sale, transfer or other disposition of all or substantially all of the assets of the Company;

         (e) the Company shall take any action that would require an adjustment to the Conversion Price pursuant to section 4.4; or

         (f) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company,

         then, in each such case, the Company shall give notice, in the manner specified in section 12.3, to the Trustee and the Trustee shall give same notice to each Debenture holder in the manner specified in section 12.2, of the action which has occurred or the action proposed to be taken, as the case may be, and the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights or other options, rights or warrants, or (ii) such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up shall take place, as the case may be provided that the Company shall only be required to specify in such notice such particulars of such action as shall have been fixed and determined at the date on which such notice is given. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution, subscription rights or other options, rights or warrants, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition, dissolution, liquidation or winding-up as the case may be. Such written notice shall be given, with respect to the actions described in subsections (a) through (e) above, not less than 21 days prior to the record date or the date on which the Company's transfer books are to be closed with respect thereto.

4.8 RIGHT OF CONVERSION CEASES ON REDEMPTION. The right of the holder of Debentures to convert any Debenture called for redemption pursuant to the provisions hereof shall terminate and expire at the close of business on the business day immediately prior to the Redemption Date, unless the Company shall make default in the payment of the Redemption Price of such Debenture.

4.9 RECLASSIFICATIONS, REORGANIZATIONS, ETC. In case of any reclassification or change of the Common Shares (other than a change as a result of a subdivision or consolidation), or in case of any amalgamation of the Company with, merger of the Company into, plan of arrangement or other reorganization with any other corporation (other than an amalgamation, merger, plan of arrangement or other reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Common Shares), or in case of any sale, transfer or other disposition of all or substantially all of the assets of the Company, the Company or the corporation formed by such amalgamation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the holder of each Debenture then outstanding shall have the right thereafter (until the expiration of the conversion right of such Debenture) to convert such Debenture into the kind and amount of shares and other securities and property receivable upon such reclassification, change, amalgamation, merger, sale, transfer or other disposition by a holder of the number of Common Shares into which such Debenture might have been converted at the Conversion Price immediately prior to such reclassification, change, amalgamation, merger, sale, transfer or other disposition. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this section shall similarly apply to successive reclassifications, changes, amalgamations, mergers, sales, transfers or other dispositions.

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4.10 OVERRIDING LIMITATION ON CONVERSION RIGHT. Notwithstanding the provisions of sections 4.4 and 4.9, if any of the events referred to in such sections occur prior to July 30, 2008:

         (a) and, as a result of which, holders of Common Shares would be entitled to receive any stock, other securities or other property or assets (including cash) other than securities prescribed for purposes of section 212(1)(b)(vii)(E) of the Income Tax Act (Canada) ("PRESCRIBED SECURITIES") with respect to or in exchange for such Common Shares (other than any such event (a "CASH-OUT TRANSACTION") in which all or substantially all of the Common Shares are exchanged for (x) cash or (y) securities which are redeemable for cash within 60 days of their issue or (z) any combination of (x) and (y)) then the Company or the successor, as the case may be, shall execute with the Trustee a supplemental indenture providing that in respect of any Debentures surrendered for conversion following such event and prior to July 30, 2008, the Debentures shall be convertible into the Prescribed Securities of a type specified by the board of directors and identified in the supplemental indenture referred to in clause (c) below and the Conversion Price shall be adjusted so that the kind and amount of Prescribed Securities into which each Debenture is convertible immediately following such event shall be equivalent in value (as determined by the board of directors whose determination shall be conclusive and binding) to the value of the property a holder of the Debenture would have been entitled to receive had the holder converted the Debenture to Common Shares immediately prior to such event and, in the circumstances contemplated by this section 4.10, no holder shall have the right upon the surrender of Debentures for conversion prior to July 30, 2008 to the property which holders of Common Shares shall be entitled to receive as a result of such event;

         (b) if the event is a Cash-Out Transaction, then without any further act or formality, the Debentures shall cease to be convertible from the effective time of the Cash-Out Transaction. Nothing in this section 4.10 shall limit the right of a holder of a Debenture to surrender the Debenture for conversion pursuant to the terms of this indenture prior to the effective time of a Cash-Out Transaction or to tender the Debenture to a Change of Control Notice pursuant to the terms of this indenture; and

         (c) where paragraph 4.10(a) applies, the Trustee and the Company shall, subject to subsection 14.1.1, execute a supplemental indenture modifying the provisions of this indenture relating to the conversion rights applicable to the Debentures following such event, including without limitation, the applicable provisions of this Article and the definition of Common Shares and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), and to make such provisions apply in the event of a subsequent event similar to the event described above to the Prescribed Securities and the issuer thereof if different from the Company and the Common Shares (in lieu of the Company and Common Shares).

4.11 CANCELLATION OF DEBENTURES. All Debentures surrendered for conversion shall be cancelled by the Trustee and, subject to section 4.2, no Debentures shall be issued in substitution therefor.

                                    ARTICLE 5
                                CHANGE OF CONTROL

5.1 CHANGE OF CONTROL OFFER. Within 35 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this Article 5, the Company shall be obligated to offer to redeem for cash all the then outstanding Debentures at a price equal to the sum of:

         (a) 101% of the principal amount thereof (the "OFFER PRICE") plus accrued and unpaid interest, if any, on such Debentures up to, but excluding, the date of redemption of such Debentures by the Company or an Affiliate of the Company; and

         (b) in the event the Change of Control occurs on or before July 31, 2006, the present value of any additional amount of interest which would have accrued and been paid on the Debentures if the Debentures were outstanding until July 31, 2006;

(collectively, the "TOTAL OFFER PRICE") which Offer shall, unless otherwise provided under applicable securities laws, be open for acceptance thereof for a period of not less than 35 days and not more than 60 days and shall provide for payment to all Debenture holders who accept the Offer not later than the 60th day after the making of the Offer. The present value of the amount of interest that would have accrued and been paid on the Debentures will be computed using a discount rate equal to the US Treasury Yield. The "US TREASURY YIELD" means the yield to maturity (as published by the Federal Reserve, or any other publicly available source for such market data, at the time of computation) of US Treasury securities with a constant maturity equal to the then remaining term to July 31, 2006, provided, however, that if the then remaining term to July 31, 2006 is not equal to the constant maturity of a US Treasury security for which a yield to maturity is available, the US Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of US Treasury securities for which such yields are given, except that if the then remaining term to July 31, 2006 is less than one year, the weekly average yield on US Treasury securities adjusted to a constant maturity of one year shall be used.

5.2 CHANGE OF CONTROL.

5.2.1 Within 35 days following the occurrence of a Change of Control, the Company shall deliver to the Trustee, in the manner provided in section 12.3, and the Trustee shall promptly deliver to the holders of the Debentures, in the manner provided in section 12.2, a notice stating that there has been a Change of Control and specifying the circumstances surrounding such event (a "CHANGE OF CONTROL NOTICE") together with an offer in writing (the "OFFER") to redeem for cash or Common Shares (in accordance with the provisions of section 3.10, mutatis mutandis) at the Total Offer Price all the then outstanding Debentures made in accordance with the requirements of applicable securities laws.

5.2.2 Upon receipt of the Offer, the Trustee shall mail a copy of the Offer to each holder (and to beneficial owners known to the Trustee to the extent required by applicable law). The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or to give notice with respect thereto other than as provided above upon receipt of an Offer from the Company. The Trustee may conclusively assume, in the absence of receipt of an Offer from the Company, that no Change of Control has occurred.

5.2.3 The Offer shall include a form of Change of Control Redemption Notice (defined below) to be completed by the holder and shall state:

         (a) the date such Change of Control is deemed to have occurred and briefly the events causing a Change of Control;

         (b) that the Offer is being made pursuant to this section 5.2 and that all Debentures properly tendered for redemption pursuant to the Offer will be accepted for payment;

         (c) the last date by which the Change of Control Redemption Notice pursuant to this section 5.2 must be given;

         (d)      the date of expiry of the Offer;

         (e) the Total Offer Price on a per Debenture basis and what portion thereof, if any, shall be paid in Common Shares;

         (f) that Debentures in respect of which a Change of Control Redemption Notice has been given by the holder may be converted into Common Shares at any time prior to the close of business on the expiry of the Offer only if the applicable Change of Control Redemption Notice has been withdrawn in accordance with the terms of this indenture;

         (g)      the procedures for withdrawing a Change of Control Redemption
                  Notice;

         (h) that Debentures must be surrendered to the Trustee, or a specified paying agent at the office of the Trustee, or the specified paying agent in order to collect payment or the procedures to be followed in accordance with book entry delivery, if applicable;

         (i) that the Total Offer Price for any Debenture as to which a Change of Control Redemption Notice has been duly given and not withdrawn will be paid on the business day following the expiry of the Offer or, if such Debenture is not surrendered on the expiry of the Offer, as promptly as practicable after surrender of such Debenture;

         (j)      the procedures the holder must follow to accept the Offer;

         (k)      briefly, the conversion rights of the Debentures;

         (l)      the Conversion Price and any adjustments thereto; and

         (m) that holders who want to convert Debentures must satisfy the requirements set forth in paragraph 10 of the Debentures.

5.3 CHANGE OF CONTROL REDEMPTION NOTICE.

5.3.1 A holder may accept an Offer by delivering to the Trustee, or a specified paying agent at the office of the Trustee or the specified paying agent, a written notice (a "CHANGE OF CONTROL REDEMPTION NOTICE") at any time prior to the close of business on the expiry of the Offer stating: that such holder elects to have a Debenture tendered for redemption pursuant to the Offer; the principal amount of the Debenture that the holder elects to have redeemed by the Company, which amount must be $1,000 or an integral multiple thereof, and the certificate numbers of the Debentures to be delivered by such holder for redemption by the Company; and that such Debenture shall be redeemed on the expiry date of the Offer pursuant to the terms and conditions specified in this indenture and in paragraph 9 of the Debentures.

5.3.2 The delivery of such Debenture (together with all necessary endorsements) to the Trustee or a specified paying agent at the office of the Trustee or the specified paying agent prior to, on or after the expiry date of the Offer shall be a condition to the receipt by the holder of the Total Offer Price therefor; provided that such Total Offer Price shall be so paid pursuant to this section
5.3 only if the Debenture so delivered to the Trustee or to a specified paying agent shall conform in all respects to the description thereof set forth in the related Change of Control Redemption Notice.

5.3.3 The Company shall redeem from the holder thereof, pursuant to this section 5.3, a portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this indenture that apply to the redemption of all of a Debenture also apply to the redemption of a portion of such Debenture. Any redemption by the Company contemplated pursuant to the provisions of this section 5.3 shall be consummated by the delivery of the consideration to be received by the holder on the business day following the date of expiry of the Offer or, if such Debenture is not surrendered on the date of expiry of the Offer, as promptly as practicable after the surrender of the Debenture by the holder to the Trustee or a specified paying agent in the manner required by this section 5.3.

5.3.4 Notwithstanding anything herein to the contrary, any holder delivering to the Trustee or a specified paying agent at the office of the Trustee or the specified paying agent the Change of Control Redemption Notice contemplated in this section 5.3 shall have the right to withdraw such Change of Control Redemption Notice at any time prior to the close of business on the date of expiry of the Offer by delivery of a written notice of withdrawal to the Trustee or a specified paying agent in accordance with section 5.4. The Trustee shall promptly notify the Company of the receipt by the former of any Change of Control Redemption Notice or written notice of withdrawal thereof.

5.4 EFFECT OF CHANGE OF CONTROL REDEMPTION NOTICE.

5.4.1 Upon receipt by the Company of the Change of Control Redemption Notice specified in section 5.3, the holder of the Debenture in respect of which such Change of Control Redemption Notice was given shall (unless such Change of Control Redemption Notice is withdrawn as specified in subsections 5.4.2 or 5.4.3) thereafter be entitled to receive solely the Total Offer Price (whether in cash, Common Shares or a combination of the foregoing as offered by the Company) with respect to such Debenture, plus, if such amount is not paid when due, interest on the overdue amount. Such Total Offer Price shall be paid to such holder (a) on the business day following the date of expiry of the Offer with respect to such Debenture (provided the conditions in section 5.2 have been satisfied) or (b) if such Debenture is not surrendered on the date of expiry of the Offer, as promptly as practicable after such Debenture is surrendered to the Trustee or a specified paying agent at the office of the Trustee or the specified paying agent by the holder thereof in the manner required by section
5.2. Debentures in respect of which a Change of Control Redemption Notice has been given by the holder thereof may not be converted into Common Shares on or after the date of the delivery of such Change of Control Redemption Notice unless such Change of Control Redemption Notice has first been validly withdrawn as specified in subsection 5.4.3.

5.4.2 If on the business day following the date of expiry of the Offer the Trustee or any specified paying agent holds money and/or Common Shares sufficient to pay the Total Offer Price for a Debenture in respect of which a Change of Control Redemption Notice has been delivered as specified in section 5.2, then after the date of expiry of the Offer such Debenture shall cease to be outstanding, interest on such Debenture shall cease to accrue and the principal amount of the Debenture and the amount of accrued and unpaid interest thereon to, but excluding the date of expiry of the Offer, will be fully satisfied whether or not such Debenture is delivered to the Trustee or the specified paying agent, and all other rights of the holder shall terminate (other than the right to receive the Total Offer Price in accordance with this section 5.4).

5.4.3 A Change of Control Redemption Notice may be withdrawn before or after delivery by the holder to the Trustee or a specified paying agent at the office of the Trustee or the specified paying agent of the Debenture to which such Change of Control Redemption Notice relates, by means of a written notice of withdrawal delivered by the holder to the Trustee or the specified paying agent at the office of the Trustee or the specified paying agent to which the related Change of Control Redemption Notice was delivered at any time prior the close of business on the date of expiry of the Offer specifying, as applicable:

         (a) the certificate number of the Debenture in respect of which such notice of withdrawal is being submitted;

         (b) the principal amount of the Debenture (which shall be $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted; and

         (c) the principal amount, if any, of such Debenture (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Redemption Notice and that has been or will be delivered for redemption by the Company.

5.4.4 There shall be no redemption of any Debentures pursuant to section 5.1 if there has occurred (prior to, on or after, as the case may be, the giving by the holders of such Debentures of the required Change of Control Redemption Notice) and is continuing an event of default. The Trustee or the specified paying agent will promptly return to the respective holders thereof any Debentures (i) with respect to which a Change of Control Redemption Notice has been withdrawn in compliance with this indenture, or (ii) held by it during the continuance of an event of default.

5.5 THIRD PARTY MAY SATISFY.

         The obligations of the Company arising upon a Change of Control will be satisfied if a third party makes and consummates an Offer in the manner and at the times and otherwise in compliance with this Article 5 provided that the payment obligations of the Company hereunder may only be satisfied by Common Shares of the Company, cash or a combination of the foregoing.

5.6 90% REDEMPTION RIGHT.

5.6.1 If 90% or more in aggregate principal amount of Debentures outstanding on the date the Company provides the Change of Control Notice and Offer to holders of the Debentures have been tendered for redemption pursuant to the Offer on the expiration thereof, the Company has the right and obligation upon written notice provided to the Trustee in the manner provided in section 12.3 within 10 days following the expiration of the Offer, to redeem and shall redeem all the Debentures remaining outstanding on the expiration of the Offer at the Total Offer Price (the "90% REDEMPTION RIGHT").

5.6.2 Upon receipt of notice that the Company has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Debentures, the Trustee shall promptly provide written notice in the manner provided in section 12.2 to each Debenture holder that did not previously accept the Offer that:

         (a) the Company has exercised the 90% Redemption Right and is redeeming all outstanding Debentures effective on the expiry of the Offer at the Total Offer Price, and shall include a calculation of the amount and type of consideration payable to such holder as payment of the Total Offer Price;

         (b) each such holder must transfer their Debentures to the Trustee on the same terms as those holders that accepted the Offer and must send their respective Debentures, duly endorsed for transfer, to the Trustee within 10 days after the sending of such notice; and

         (c) the rights of such holder under the terms of the Debentures and this Indenture cease effective as of the date of expiry of the Offer provided the Company has, on or before the time of notifying the Trustee of the exercise of the 90% Redemption Right, paid or deposited the Total Offer Price to, or to the order of, the Trustee and thereafter the

                  Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive such holder's Total Offer Price upon surrender and delivery of such holder's Debentures in accordance with the Indenture.

5.7 DEPOSIT OF TOTAL OFFER PRICE. The Company shall, on or before the business day immediately prior to the expiry of the Offer, deposit with the Trustee or any paying agent to the order of the Trustee, such cash and/or Common Shares as may be sufficient to pay the Total Offer Price of the Debentures to be redeemed by the Company on the expiry of the Offer. From the consideration so deposited, the Trustee shall pay or transfer or cause to be paid or transferred to the registered holders of such Debentures, upon surrender of such Debentures, the Total Offer Price to which they are entitled on the Company's redemption and the provisions of sections 9.2 and 9.3 shall be applicable thereto, mutatis mutandis.

5.8 REDEMPTION IN PART. In the event that one or more of such Debentures being redeemed in accordance with this Article 5 becomes subject to redemption in part only, upon surrender of such Debentures for payment of the Total Offer Price, the Company shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder's order one or more new Debentures for the portion of the principal amount of the Debentures not redeemed upon receipt of the Debentures so surrendered.

5.9 DEBENTURES DUE ON EXPIRY OF OFFER.

5.9.1 Debentures for which holders have accepted the Offer and Debentures which the Company has elected to redeem in accordance with this Article 5 shall become due and payable at the Total Offer Price on the date of expiry of the Offer, in the same manner and with the same effect as if it were the Maturity Date, anything therein or herein to the contrary notwithstanding, and from and after such date of expiry of the Offer, if the moneys and/or Common Shares necessary to redeem the Debentures shall have been deposited as provided in this Article 5 and affidavits or other proof satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease.

5.9.2 In case any question shall arise as to whether any notice has been given as above provided and any such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

5.10 COVENANT TO COMPLY WITH SECURITIES LAWS UPON REDEMPTION OF DEBENTURES. In connection with any Offer to redeem Debentures under section 5.1 hereof (provided that such offer constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, included any successor provision thereto) under the 1934 Act at the time of such offer or purchase) the Company shall (i) comply with Rule 13e-4 under the 1934 Act, if applicable, and (ii) file the related Schedule 13E-4 or 13E-4F (or any successor schedule, form or report) under the 1934 Act, if required. In addition, the Company shall otherwise comply with all applicable Canadian and United States federal, provincial and state securities laws so as to permit the rights and obligations under sections 5.1, 5.2 and 5.3 to be exercised to the greatest extent practicable in the time and in the manner specified in sections 5.1, 5.2 and 5.3.

5.11 CANCELLATION OF DEBENTURES. Subject to the provisions above related to Debentures purchased in part, all Debentures redeemed and paid under this
Article 5 shall forthwith be delivered to the Trustee and be cancelled and no Debentures shall be issued in substitution therefor.

                                    ARTICLE 6
                           SUBORDINATION OF DEBENTURES

6.1 SUBORDINATION OF DEBENTURES. The Debenture Indebtedness shall for all purposes be, and shall at all times remain, inferior, junior and subordinate to the Senior Indebtedness and shall rank at least pari passu with all other present or future unsecured indebtedness of the Company. By the acceptance of a Debenture, each Debenture holder agrees that the Debenture Indebtedness is hereby expressly postponed and subordinated to the extent and in the manner hereinafter set forth in right of payment to the prior payment of the Senior Indebtedness, except to the extent that payments are permitted pursuant to section 6.6.

6.2 DEFINITION. For purposes of this Article, the words "CASH, PROPERTY OR SECURITIES" shall be deemed not to include shares of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Article with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding, provided that the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and provided further that the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

6.3 EFFECT OF DISSOLUTION, WINDING-UP, LIQUIDATION OR REORGANIZATION.

6.3.1 In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company and in the event of any proceedings for involuntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full in cash before any payment of or on account of any Debenture Indebtedness is made by the Company.

6.3.2 Upon any distribution of assets of the Company on any dissolution, winding-up, liquidation, bankruptcy, insolvency or receivership (or other marshalling of assets of the Company equivalent thereto) of the Company:

         (a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before the Debenture holders (or the Trustee on behalf of the Debenture holders) are entitled to receive any payment in respect of the Debenture Indebtedness; and

         (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Debenture holders (or the Trustee on behalf of the Debenture holders) would be entitled, except for the provisions of this Article, shall be paid by the person making such payment or distribution (whether a trustee in bankruptcy, a receiver or receiver-manager or liquidating trustee or otherwise) directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interest may appear, to the extent necessary to pay in full in cash all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

6.3.3 In the event that any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, contemplated by this section 6.3 shall be received by the

Trustee or the Debenture holders on account of the Debenture Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under the relevant Senior Indebtedness Documents, may have been issued, as their respective interests may appear, forthwith for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

6.3.4 Upon any distribution of assets of the Company referred to in this Article, the Trustee and the Debenture holders shall be entitled to rely upon a certificate of the liquidation trustee or agent or other person making any distribution to the Trustee or to the holders of the Debentures for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article; provided, however, that if no such liquidation trustee has been appointed or such liquidation trustee has not issued such a certificate, the Trustee, the Debenture holders or both of them may pay any such funds received by them into court without attracting any liability whatsoever for such actions.

6.4 SUBROGATION OF DEBENTURES. Subject to the payment in full of all Senior Indebtedness, the rights of the Trustee and Debenture holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness, to the extent of the application thereto of moneys or other assets which would have been received by the holders of Debentures but for the provisions of this Article, until the Debentures shall be paid in full and no such payment or distribution, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Debenture holders, shall be deemed to be a payment by the Company to or for the account of the holders of Senior Indebtedness, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Trust Indenture or in the Debentures is intended to or shall impair, as between the Company and its creditors (other than the holders of Senior Indebtedness and the Debenture holders), the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debentures the Debenture Indebtedness as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Debenture holder from exercising all remedies otherwise permitted by applicable law upon default under this Trust Indenture, subject to the rights, if any, under this Article, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

6.5 NO PAYMENT TO DEBENTURE HOLDERS IF SENIOR INDEBTEDNESS DUE OR IN DEFAULT.

6.5.1 Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then (except as hereinafter in subsections 6.6.1(b) and 6.6.2 otherwise provided) all such matured Senior Indebtedness shall first be paid in full, or provisions for such payment shall first have been made, before any payment on account of the Debenture Indebtedness is made.

6.5.2 Upon the happening of an event of default with respect to any Senior Indebtedness, as defined therein or in the relevant Senior Indebtedness Documents, under which the holders have accelerated the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, and except as otherwise provided in subsections 6.6.1(b) and 6.6.2, no payment (by purchase of Debentures or otherwise) shall be made by the Company with respect to the Debenture

Indebtedness. In the event that, notwithstanding the foregoing, the Company shall make any payment on the Debenture Indebtedness then, except as hereinafter in subsections 6.6.1(b) and 6.6.2 otherwise provided, unless and until such event of default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have, become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or trustees under the relevant Senior Indebtedness Documents, as their respective interest may appear, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

6.5.3 The fact that any payment hereunder is prohibited by this section shall not prevent the failure to make such payment from being an event of default or default hereunder.

6.6 PAYMENT OF DEBENTURES PERMITTED.

6.6.1 Nothing contained in this Trust Indenture, or in any of the Debentures, shall

         (a) prevent the Company, at any time, except under the conditions described in section 6.5 hereof or during the pendency of any such dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or other marshalling of assets as referred to in subsection 6.3.1, from making payments at any time on the Debenture Indebtedness; or

         (b) upon the maturity or acceleration of any Senior Indebtedness or the happening of an event of default or the existence of facts described in subsections 6.5.1 or 6.5.2, prevent any payment being made by the Company or the Trustee in connection with the redemption of Debentures with respect to which a Redemption Notice shall have been given pursuant to Article 3 hereof prior to the Trustee receiving a notice (as contemplated in subsection 6.6.2) of such maturity, acceleration or event of default or existence of facts described in subsection 6.5.2.

6.6.2 Unless and until written notice shall be given to the Trustee by or on behalf of any holder of any Senior Indebtedness notifying the Trustee of the maturity or acceleration of such Senior Indebtedness or the happening of an event of default with respect to such Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, the Trustee and the Debenture holders shall be entitled to assume, with respect to any moneys which may be received by the Trustee or the Debenture holders from time to time pursuant to this Trust Indenture, that the provisions of section 6.5 do not apply, and nothing in this Trust Indenture shall prevent the Trustee or the Debenture holders from applying such moneys to the purposes for which the same were so received, notwithstanding the occurrence or continuance of an event of default with respect to such Senior Indebtedness.

6.7 SUBORDINATION NOT TO BE IMPAIRED. No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Trust Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without limiting the generality of the foregoing, all agreements and obligations of the Company, Trustee and Debenture holders under this Article 6 shall remain in full force and effect irrespective of:

         (a) any lack of validity or enforceability of any document or instrument providing for the issue or payment of, guarantee of, or security arrangement concerning, the Senior Indebtedness, or any other agreement or instrument relating thereto (the "SENIOR INDEBTEDNESS DOCUMENTS");

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any other amendment or waiver of or any consent to any departure from the Senior Indebtedness Documents, including without limitation any increase in the obligations of the Company thereunder resulting from the extension of additional credit to the Company or any of its affiliates or subsidiaries or otherwise;

         (c) any taking, exchange, release or non-perfection of any security, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Senior Indebtedness;

         (d) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Indebtedness or any manner of sale or other disposition of any security or any other assets of the Company or other persons;

         (e) any change, restructuring, or termination of the corporate structure or existence of the Company or other persons; or

         (f) any other circumstance which might otherwise constitute a defence available to, or a discharge of, the Company.

The terms of this Article 6 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

6.8 AUTHORIZATION OF DEBENTURE HOLDERS TO TRUSTEE TO EFFECT SUBORDINATION. Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

6.9 SURVIVAL. The terms of this Article 6 shall survive until all of the Senior Indebtedness is paid and satisfied in full.

6.10 FURTHER ASSURANCES. The Trustee shall execute and deliver to a holder of Senior Indebtedness such further documents and do such further things as may reasonably be requested by such holders of Senior Indebtedness to give effect to the terms and conditions hereof.

                                    ARTICLE 7
                            COVENANTS OF THE COMPANY

The Company hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debenture holders as follows:

7.1 TO PAY PRINCIPAL AND INTEREST. That the Company will duly and punctually pay or cause to be paid to every Debenture holder or to the Trustee on behalf of every Debenture holder the principal of and interest accrued on the Debentures of which he or she is the holder on the dates, at the places, in the moneys, and in the manner mentioned herein and in the Debentures.

7.2 TO CARRY ON BUSINESS. That, subject to the express provisions hereof, the Company will carry on and conduct its business in a proper and efficient manner, and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

7.3 TO MAINTAIN RESERVATION OF COMMON SHARES. That, as long as any Debentures are outstanding hereunder, the Company shall maintain and not revoke the reservation of the Common Shares to be issued upon any potential conversion of the Debentures.

7.4 TO QUALIFY COMMON SHARES AND MAINTAIN A LISTING. That the Company will do or cause to be done all things necessary to ensure that the Common Shares issued pursuant to sections 2.8, 3.10 or 4.1 are:

         (a) qualified to be offered and sold to the public in the provinces of Alberta, British Columbia, Manitoba and Ontario and in the United States by or through such persons and in such manner as may be prescribed under the applicable legislation of such province or state in effect at the time such Common Shares are so issued; and

         (b) listed on the Toronto Stock Exchange and/or the Nasdaq National Market.

7.5 TO PAY TRUSTEE'S REMUNERATION. That the Company will pay the Trustee reasonable remuneration for its services as Trustee hereunder (including reimbursement for distributions which include legal services) and will repay to the Trustee on demand all moneys which shall have been paid by the Trustee in and about the execution of the trusts hereby created with interest at such reasonable rate as shall have been agreed to by the Trustee from time to time, from the date of expenditure until repayment, with a reasonable rate of interest to be charged by the Trustee on any overdue accounts of the Company, and such moneys and the interest thereon, including the Trustee's remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to the payment of any principal or interest on any of the Debentures. The said remuneration shall continue to be payable until the trusts hereof are finally wound up and whether or not the trusts of this indenture shall be in course of administration by or under the direction of the court.

7.6 NOT TO EXTEND TIME FOR PAYMENT OF INTEREST OR PRINCIPAL.

7.6.1 That, in order to prevent any accumulation after maturity of unpaid interest or of any principal payable in respect of any Debentures, the Company will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Debentures or of any principal payable in respect of any Debentures and that it will not directly or indirectly be or become a party to or approve any such arrangement by funding any interest on said Debentures or any principal thereof or in any other manner; and that the Company shall and will deliver to the Trustee all Debentures when paid as evidence of such payment.

7.6.2 In case the time for the payment of any such interest or principal shall be extended, whether or not such extension be by or with the consent of the Company, notwithstanding anything herein or in the Debentures contained, such interest and/or principal shall not be entitled in case of default hereunder to the benefits of this indenture except subject to the prior payment in full of the principal of all, the Debentures and of all interest of such Debentures the payment of which has not been so extended.

7.7 AUDIT. That the Company will annually within 140 days (or such longer period as the Trustee in its discretion may consent to) after the end of its fiscal year end furnish to the Trustee a copy of the consolidated financial statements and of the report of the Company's Auditors thereon which are furnished to the shareholders of the Company; provided, however, that the Trustee has no obligation to review, analyze or disseminate said information.

7.8 TRUSTEE MAY PERFORM COVENANTS. That if the Company shall fail to perform any covenant on its part herein contained, the Trustee may in its discretion, but (subject to section 8.2) need not, notify the Debenture holders of such failure or it may perform any of said covenants capable of being performed by it and, if any such covenant requires the payment or expenditure of money, it may make such payment or expenditure with its own funds, or with money borrowed by or advanced to it for such purpose, but shall be under no obligation so to do; and all sums so expended or advanced shall be repayable by the Company in the manner provided in section 7.5, but no such performance or payment shall be deemed to relieve the Company from any default hereunder.

7.9 CERTIFICATES OF NO DEFAULT. That the Company will, contemporaneously with the delivery of the financial statements pursuant to section 7.7 and at any other time if requested by the Trustee, deliver to the Trustee an Officers' Certificate stating that the Company has complied with all covenants, conditions or other requirements contained in this indenture the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an event of default under this indenture, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.

7.10 FURTHER ASSURANCES. The Company shall provide an Officers' Certificate setting out the Interest Amount and shall execute any further assurance setting out its obligations hereunder from time to time and upon the Trustee's reasonable request.

7.11 TRUSTEE INDEMNIFICATION. The Trustee, its directors, officers, employees and agents (the "INDEMNIFIED PARTIES") will at all times be indemnified and saved harmless by the Company from and against all claims, demands, losses, actions, causes of action, suits, proceedings, costs, charges, expenses, assessments, judgements, damages and liabilities whatsoever arising in connection with this indenture, including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Indemnified Parties contemplated hereby, expert consultation and legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Indemnified Parties, or any of them, may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Trustee's duties and including any deed, matter or thing in relation to the registration, perfection, release or discharge of security or any other services that the Trustee may provide in connection with or in any way relating to this indenture. The foregoing provisions of this section do not apply to the extent that in any circumstances there has been negligence, fraud or wilful misconduct of the Indemnified Parties or there has been a failure by the Indemnified Parties to act honestly and in good faith to discharge the Trustee's obligations under section 13.11. The Company agrees that its liability hereunder shall be absolute and unconditional regardless of the correctness of any representations of any third parties and regardless of any liability of third parties to the Indemnified Parties, and shall accrue and become enforceable without prior demand or any other precedent action or proceeding. This indemnity will survive the termination or discharge of this indenture and the resignation or removal of the Trustee.

7.12 REPORTS. The Company shall furnish to the Trustee and provide Debenture holders and the Depository, within 15 days after the Company files the same with the Ontario Securities Commission and the United States Securities and Exchange Commission (provided that multiple copies of the same or a substantially similar document need not be filed), copies of its annual financial statements and the information, documents and other reports that the Company is required to both
(a) file with the Ontario Securities Commission or the United States Securities and Exchange Commission (excluding those filed on a confidential basis until required to be publicly disclosed) and (b) mail to the holders of Common Shares; or, if the Company is not required to file any such material with the Ontario Securities Commission or the United States Securities and Exchange Commission, the Company shall continue to file with the Ontario Securities Commission and the United States Securities and Exchange Commission, as applicable and furnish to the Trustee and furnish to the holders of Debentures without cost (i) within 140 days after the end of the Company's last fiscal year, audited annual financial statements and (ii) within 60 days after the end of the first three quarters of the Company's fiscal year, interim financial statements which shall contain such information required to be provided in quarterly reports by applicable securities regulatory authorities in Canada to securityholders of a company listed on the Toronto Stock Exchange, whether or not the Company has any of its securities so listed. Each such report shall be prepared in accordance with the disclosure requirements of such applicable securities regulatory authorities in Canada and generally accepted accounting principles of Canada or the United States.

7.13 FUTURE ISSUANCES OF DEBT. For so long as any of the Debentures are issued and outstanding, the Company will not itself issue or permit any of its Subsidiaries to issue by public offering or private placement (whether under a prospectus or registration statement or pursuant to an exemption from the requirements therefor) any unsecured bonds, debentures, notes or other similar instruments or securities unless such indebtedness is by its terms subordinate in right of payment to the Debentures.

7.14 RESTRICTIONS ON DIVIDENDS. For so long as Debentures are issued and outstanding, the Company will not declare or pay cash dividends on the Common Shares in an aggregate amount per Common Share, during any calendar year, in excess of one percent of the Current Market Price of the Common Shares calculated as of the last trading day of the preceding calendar year.

7.15 CONVERSION OF CURRENCY. The Company covenants and agrees that the provisions set out in this section 7.15 shall apply to conversion of currency in the case of the Debentures and this indenture:

7.15.1   (a)      If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "JUDGMENT CURRENCY") an amount due in U.S. dollars, then the conversion shall be made at the rate of exchange prevailing on the business day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

         (b) If there is a change in the rate of exchange prevailing between the business day before the day on which the judgment is given or an order of endorsement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in U.S. dollars originally due.

7.15.2 In the event of the winding-up of the Company at any time while any amount or damages owing under the Debentures and this indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the holders of Debentures and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. dollars due or contingently due under the Debentures and this indenture (other than under this subsection 7.15.2) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this subsection 7.15.2 the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

7.15.3 The obligations contained in subsections 7.15.1 and 7.15.2 shall constitute separate and independent obligations of the Company from its other obligations under the Debentures and this indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any holder of Debentures or the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under subsection 7.15.2 above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the holders of Debentures or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company or its liquidator. In the case of subsection 7.15.2 above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

7.15.4 The term "RATE(S) OF EXCHANGE" shall mean the rate of exchange quoted by the Bank of Canada at 12:00 noon (Toronto time) for purchase of U.S. dollars with the judgment currency other than U.S. dollars referred to in subsections
7.15.1 and 7.15.2 above and includes any premiums and costs of exchange payable.


                                    ARTICLE 8
                                     DEFAULT

8.1 ACCELERATION OF MATURITY. Upon the happening of any one or more of the following events (each herein sometimes referred to as an "EVENT OF DEFAULT") namely:

         (a) if the Company makes default in payment of the principal of any Debenture when the same becomes due under any provision hereof or of the Debentures and such default continues for a period of five business days;

         (b) if the Company makes default in payment of any interest due on any Debenture and any such default continues for a period of 15 business days;

         (c) the Company or any Significant Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law:

                  (i)      commences a voluntary case or proceeding;

                  (ii) consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

                  (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (iv) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

                  (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

                  (vi) consents to the filing of such petition or the appointment of or taking possession by a Custodian;

         (d) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or any Significant Subsidiary, and such Bankruptcy Order remains unstayed and in effect for 15 consecutive days;

         (e) a Custodian shall be appointed out of court with respect to the Company or any Significant Subsidiary, or with respect to all or any substantial part of the property of the Company or any Significant Subsidiary, or any encumbrancer shall take possession of all or any substantial part of the property of the Company or any Significant Subsidiary;

         (f) the failure by the Company to pay when due at maturity or upon a default, event of default or similar condition under any bond, note, debenture or other evidence of indebtedness for money borrowed by the Company or any of its Subsidiaries having an aggregate outstanding principal amount in excess of $10,000,000, not including any amounts the Company may owe under reimbursement or similar obligations to banks, sureties or other entities that have issued letters of credit, surety bonds, performance bonds or other guarantees to the extent any demands made under any such reimbursement or similar obligation relate to a draw under the related letter of credit or other instrument, which draw is being contested in good faith by the Company through appropriate proceedings, which default shall have resulted in that indebtedness being accelerated without that indebtedness being discharged or that acceleration having been rescinded or annulled within five business days after the Company's receipt of the Notice of Default from the Trustee or receipt by the Company and the Trustee of the Notice of Default from the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding, unless that default has been cured or waived within 30 days; provided, however, that if such default under such agreement or instrument is remedied or cured by the Company or waived by the holders of such indebtedness, then the event of default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Trustee or any Debenture holders;

         (g) if the Company elects to satisfy obligations to Debenture holders hereunder by issuing and delivering Common Shares to the Trustee for sale by it and the Company fails to deliver a sufficient number of Common Shares to the Trustee which, upon the sale of such Common Shares, would permit the Trustee to deliver to Debenture holders the full amount of the interest otherwise due in cash;

         (h) if the Company shall neglect to observe or perform any other material covenant or condition herein contained on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Company specifying such default, requiring the Company to put an end to the same and stating that such notice is a "NOTICE OF DEFAULT" hereunder (which said notice may be given by the Trustee, in its discretion, and shall be given by the Trustee upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding), the Company shall fail to make good such default within a period of 30 days, unless the Trustee (having regard to the subject matter of the default) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee;

         (i) if the Company fails to redeem any Debenture pursuant to the terms hereof when obligated to do so;

         (j) if the Company fails to make an Offer or pay the Offer Price pursuant to the terms hereof when obligated to do so pursuant to Article 5; or

         (k) if the Company fails to deliver Common Shares together with cash in lieu of fractional shares, when those Common Shares and/or cash are required to be delivered following the conversion of a Debenture in accordance with the provisions hereof and such default continues for a period of ten days, then in each and every such event the Trustee may in its discretion and shall upon receipt of a requisition in writing signed by the holders of not less than 50% in principal amount of the Debentures then outstanding, subject to the provisions of section 8.3, by notice in writing to the Company declare the principal of and interest on all Debentures then outstanding which would have been payable if the Company had redeemed the Debentures on the date of such declaration and all other moneys outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding, and the Company shall forthwith pay to the Trustee for the benefit of the Debenture holders the principal of, and accrued and unpaid interest and interest on amounts in default on such Debentures hereunder, together with interest on such principal and interest at the Interest Rate, if any, from the date of the said declaration until payment in full is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Company's obligations hereunder and any moneys so received by the Trustee shall be applied in the manner provided in section 8.6. Notwithstanding the foregoing, upon the occurrence of an event of default pursuant to clauses (c), (d) or (e) above, the principal of or any interest on all Debentures then outstanding shall forthwith become due and payable without any further action by the Trustee or any holder.

8.2 NOTICE OF EVENTS OF DEFAULT.

8.2.1 If an event of default described in subsections 8.1(c), (d), (e), (f),
(h), (i) or (j) shall occur and be continuing, the Company shall, within five business days of becoming aware of such occurrence, given notice of such occurrence to the Trustee in the manner provided in section 12.3.

8.2.2 If an event of default shall occur and be continuing the Trustee shall, within 30 days after it becomes aware of the occurrence of such event of default, unless cured or waived in accordance with section 8.3, give notice of such event of default to the Debenture holders in the manner provided in section 12.2, provided that, notwithstanding the foregoing, and except in connection with an event of default pursuant to subsections 8.1(c), (d) or (e), the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Debenture holders and shall have so advised the Company in writing.

8.3 WAIVER OF DEFAULT.  Upon the happening of any event of default hereunder:

         (a) the holders of Debentures then outstanding shall have power exercisable by extraordinary resolution to instruct the Trustee to waive any default hereunder other than a default under sections 8.1(a), (b) or (k), or a default in respect of a provision that under section 11.11.2 cannot be amended without the consent of each holder of Debentures, or a default under Article 4, and/or to cancel any declaration made by the Trustee pursuant to section 8.1 and the Trustee shall thereupon waive the default and/or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition; and

         (b) the Trustee, so long as it has not become bound to declare the principal of and interest on the Debentures then outstanding to be due and payable or to obtain or enforce payment of the same, shall have power to waive any default hereunder if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as to the Trustee may seem advisable, provided that no act or omission either of the Trustee or of the Debenture holders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default hereunder or the rights resulting therefrom.

8.4 ENFORCEMENT BY THE TRUSTEE.

8.4.1 Subject to the provisions of section 8.3 and to the provisions of any extraordinary resolution that may be passed by the Debenture holders, in case the Company shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under section 8.1, the principal of and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 50% in principal amount of the Debentures then outstanding and upon being indemnified and funded (or reasonable provisions having been made for such funding) to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder to obtain or enforce payment of the said principal of and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this indenture or by suit at law or in equity as the Trustee shall deem necessary or expedient.

8.4.2 The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claim of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Company or its creditors or relative to or affecting its property. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Company or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this indenture shall be deemed to give to the Trustee, unless so authorized by extraordinary resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debenture holder.

8.4.3 The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debenture holders.

8.4.4 All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relative thereto. Any such suit or proceeding instituted by the Trustee may be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

8.5 SUITS BY DEBENTURE HOLDERS. No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Company wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless:

         (a) such holder shall previously have given to the Trustee written notice of the happening of an event of default hereunder;

         (b) the holders of at least 25% of the principal amount of the Debentures then outstanding shall have made a request in writing to the Trustee and the Trustee shall have been afforded reasonable opportunity to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

         (c) the Debenture holders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and

         (d) the Trustee shall have failed to act within 45 days after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any such proceeding or any other remedy hereunder or by or on behalf of the holder of any Debentures.

8.6 APPLICATION OF MONEYS BY TRUSTEE. Except as herein otherwise expressly provided, any moneys received by the Trustee from the Company pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Company, shall be applied, together with any other moneys in the hands of the Trustee available for such purposes, as follows:

         (a) first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this indenture, with interest thereon as herein provided;

         (b) second, but subject to the provisions of Article 6 and as hereinafter in this section 8.6 provided, in payment of the principal of and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by extraordinary resolution and in that case in such order or priority as between principal and interest as may be directed by such resolution; and

         (c) third, in payment of the surplus, if any, of such moneys to the Company or its assigns,

provided, however, that no payment shall be made pursuant to paragraph 8.6(b) in respect of the principal or interest of any Debenture held, directly or indirectly, by or for the benefit of the Company or any Principal Subsidiary, Associate or Affiliate (other than any Debenture pledged for value and in good faith to a person other than the Company or any Principal Subsidiary, Associate or Affiliate but only to the extent of such person's interest therein) except subject to the prior payment in full of the principal of and interest on, all Debentures which are not so held.

8.7 DISTRIBUTION OF PROCEEDS. Payments to holders of Debentures pursuant to paragraph 8.6(b) shall be made as follows:

         (a) at least 10 business days' notice of every such payment shall be given in the manner provided in section 12.2 specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and the application thereof as between principal and interest;

         (b) payment of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

         (c) from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing be duly presented on or after the date so specified and payment of such amount be not made; and

         (d) the Trustee shall not be required to make any interim payment to Debenture holders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in paragraph 8.6(a), exceed 2% of the principal amount of the Debentures then outstanding.

8.8 REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

8.9 JUDGMENT AGAINST THE COMPANY. The Company covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debenture holders, judgment may be rendered against it in favour of the Debenture holders or in favour of the Trustee, as Trustee for the Debenture holders, for any amount which may remain due in respect of the Debentures and the interest thereon.

8.10 IMMUNITY OF SHAREHOLDERS. The Debenture holders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Company or of any successor corporation for the payment of the principal of or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Company herein or in the Debentures contained, save and except only recourse with respect to damages resulting from fraud.

8.11 TRUSTEE APPOINTED ATTORNEY. The Company hereby irrevocably appoints the Trustee to be the attorney of the Company in the name and on behalf of the Company to execute any instruments and do any acts and things which the Company ought to execute and do, and has not executed or done, under the covenants and provisions contained in this indenture and generally to use the name of the Company in the exercise of all or any of the powers hereby conferred on the Trustee, with full powers of substitution and revocation.

                                    ARTICLE 9
                           SATISFACTION AND DISCHARGE

9.1 CANCELLATION AND DESTRUCTION. Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this indenture shall be destroyed by the Trustee and if required by the Company the Trustee shall furnish to it a destruction certificate in respect of the Debentures so destroyed.

9.2 NON-PRESENTATION OF DEBENTURES. In case the holder of any Debenture shall fail to present the same for payment or for conversion, as the case may be, on the date on which the principal thereof and/or the interest thereon or represented thereby becomes payable, either on the Maturity Date or otherwise, or shall not accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

         (a) the Company shall be entitled to pay or deliver to the Trustee and direct it to set aside; or

         (b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Company shall be entitled to direct the Trustee to set aside; or

         (c) if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside,

the principal moneys and/or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this indenture; and thereupon the principal moneys and/or the interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid, no further interest shall accrue thereon for the benefit of the holder and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of section 9.3.

9.3 REPAYMENT OF UNCLAIMED MONEYS. Subject to applicable law, any moneys set aside under section 9.2 and not claimed by and paid to holders of Debentures as provided in section 9.2 within six years after the date of such setting aside shall be repaid to the Company by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the holders of the Debentures in respect of which such moneys were so repaid to the Company shall have no rights in respect thereof except to obtain payment of the moneys due thereon from the Company. After return to the Company, holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

9.4 DISCHARGE. The Trustee shall at the request of the Company release and discharge this indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Company from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal of and interest (including interest on amounts in default, if any) on all the Debentures and all other moneys payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all moneys payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

                                   ARTICLE 10
                             SUCCESSOR CORPORATIONS

10.1 CERTAIN REQUIREMENTS. The Company shall not, directly or indirectly, sell, transfer, assign, lease or otherwise dispose of all or substantially all of its property and assets as an entirety to any other Person and shall not amalgamate, consolidate or merge with or into any other Person (any such other Person being herein referred to as a "SUCCESSOR CORPORATION") unless:

         (a) the successor corporation shall execute, prior to or contemporaneously with the consummation of any such transaction, an indenture supplemental hereto together with such other instruments as are, in the opinion of Counsel, necessary or advisable to evidence the assumption by the successor corporation of the due and punctual payment of all the Debentures and the interest thereon and all other moneys payable hereunder and the covenant of the successor corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Company under this indenture;

         (b) such transaction shall, in the opinion of Counsel, be upon such terms as substantially to preserve and not impair any of the rights and powers of the Trustee or of the Debenture holders hereunder;

         (c) such transaction shall not, in the opinion of Counsel, result in the successor corporation being required to make any deduction or withholding of taxes from any payments in respect of the Debentures for which Additional Amounts would be required to be paid pursuant to section 2.19;

         (d) no condition or event shall exist as to the Company or the successor corporation either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after the successor corporation complying with the provisions of clause (a) above which constitutes or would constitute an event of default hereunder; and

         (e) an Officers' Certificate and an opinion of Counsel, each stating that the amalgamation, merger, consolidation, transfer, assignment or lease complies with the provisions of this indenture, have been delivered by the Company to the Trustee.

10.2 VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of section 10.1 have been duly observed and performed the successor corporation shall possess and from time to time may exercise each and every right and power of the Company under this indenture in the name of the Company or otherwise and any act or proceeding by any provision of this indenture required to be done or performed by any directors or officers of the Company may be done and performed with like force and effect by the directors or officers of such successor corporation.

                                   ARTICLE 11
                          MEETINGS OF DEBENTURE HOLDERS

11.1 RIGHT TO CONVENE MEETING. The Trustee may at any time and from time to time and shall on receipt of a written request of the Company or a written request signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being indemnified to its reasonable satisfaction by the Company or by the Debenture holders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debenture holders. In the event of the Trustee failing within 30 days after receipt of any such request and such indemnity to give notice convening a meeting, the Company or such Debenture holders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Vancouver, British Columbia or at such other place as may be approved or determined by the Trustee.

11.2 NOTICE OF MEETINGS. Subject to section 11.17, at least 21 days notice of any meeting shall be given to the Debenture holders in the manner provided in section 12.2 and a copy thereof shall be sent by mail to the Trustee and to the Company. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

11.3 CHAIRMAN. Some person, who need not be a Debenture holder, nominated in writing by the Trustee shall be the chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debenture holders present in person or by proxy shall choose some person present to be chairman.

11.4 QUORUM. Subject to the provisions of sections 11.12 and 11.17, at any meeting of the Debenture holders a quorum shall consist of Debenture holders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures. If a quorum of the Debenture holders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debenture holders or pursuant to a request of the Debenture holders, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a business day in which case it shall be adjourned to the next following business day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Debenture holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures.

11.5 POWER TO ADJOURN. The chairman of any meeting at which a quorum of the Debenture holders is present may with the consent of the holders of a majority in principal amount of the Debentures represented thereat adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6 SHOW OF HANDS. Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on extraordinary resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

11.7 POLL. On every extraordinary resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debenture holders and/or proxies for Debenture holders holding at least $10,000 principal amount of Debentures, a poll shall be taken in such manner and either at once or after an adjournment, as the chairman shall direct. Questions other than extraordinary resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

11.8 VOTING. On a show of hands every person who is present and entitled to vote, whether as a Debenture holder or as proxy for one or more Debenture holders or both, shall have one vote. On a poll each Debenture holder present in person or represented by a proxy (which proxy need not be a Debenture holder) duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder or in the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others, but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

11.9 REGULATIONS.

11.9.1 The Trustee, or the Company with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for and governing:

         (a) the voting by proxy by Debenture holders and form of instrument appointing proxies where authorized under such regulations and the manner in which the same shall be executed, and for the production of the authority of any person signing on behalf of the giver of such proxy;

         (b) the deposit of instruments appointing proxies at such place as the Trustee, the Company or the Debenture holders convening the meeting, as the case may be, may, in the notice convening the meeting, direct the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

         (c) the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled, telegraphed, telecopied or sent by telex before the meeting to the Company or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

11.9.2 Any regulation made in accordance with this section 11.9 shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debenture holders and persons whom Debenture holders have by instrument in writing duly appointed as their proxies.

11.10 COMPANY AND TRUSTEE MAY BE REPRESENTED. The Company and the Trustee, by their respective officers and directors, the Auditors of the Company, and the legal advisers of the Company and the Trustee, may attend any meeting of the Debenture holders and of any committee appointed pursuant to paragraph 11.1(g), but shall have no vote as such.

11.11 POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION.

11.11.1 In addition to the powers conferred upon them by section 8.3 or any other provisions of this indenture or by law, but subject to subsection 11.11.2 and section 11.17, a meeting of the Debenture holders shall have the following powers exercisable from time to time by extraordinary resolution subject, in the case of the matters in paragraphs 11.11.1(a), (b), (c) and (i), to receipt of the prior approval of the Toronto Stock Exchange (if applicable) or such other exchange on which the Debentures are then listed:

         (a) power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debenture holders and/or the Trustee against the Company, or against its property, whether such rights arise under this indenture or the Debentures or otherwise;

         (b) power to assent to any modification of or change in or addition to or omission from the provisions contained in this indenture which shall be agreed to by the Company and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

         (c) power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Company or for the consolidation, amalgamation or merger of the Company with any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Company or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of section 10.1 shall have been complied with;

         (d) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this indenture in any manner specified in any such extraordinary resolution or to refrain from exercising any such power, right, remedy or authority;

         (e) power to waive and direct the Trustee to waive any default hereunder and/or cancel any declaration made by the Trustee pursuant to section 8.1 either unconditionally or upon any condition specified in such extraordinary resolution;

         (f) power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Company;

         (g) power to appoint a committee with power and authority subject to such limitations, if any, as may be prescribed in the resolution to exercise, and to direct the Trustee to exercise, on behalf of the Debenture holders, such of the powers of the Debenture holders as are exercisable by extraordinary or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation of such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debenture holders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debenture holders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

         (h) power to remove the Trustee from office and to appoint a new Trustee or Trustees to take the place of the Trustee so removed provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this indenture;

         (i) power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other obligations of the Company or of any other Person formed or to be formed;

         (j) power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of paragraph 11.11.1(i); and

         (k) power to amend, alter or repeal any extraordinary resolution previously passed or sanctioned by the Debenture holders or by any committee appointed pursuant to paragraph 11.11.1(g).

Notwithstanding the foregoing provisions of this subsection 11.11.1, none of such provisions shall in any manner allow or permit any amendment, modification, abrogation or addition to the provisions of Article 6 which could reasonably be expected to detrimentally affect the rights, remedies or recourse of the priority of the holders of any Senior Indebtedness.

11.11.2 Notwithstanding subsection 11.11.1, without the consent of each Debenture holder affected, an amendment, modification or supplement to this indenture or the Debentures may not:

         (a) reduce the threshold amount of Debentures whose holders must consent to any amendment or waiver under this indenture or modify the provisions relating to such amendment or waiver;

         (b) reduce the Interest Rate or extend the time for payment of interest on any Debentures;

         (c) reduce the principal amount of any Debenture or extend the Maturity Date of any Debenture;

         (d) reduce the Redemption Price, Total Offer Price, Additional Amounts or Conversion Price (except, with respect to the Conversion Price, as otherwise permitted by this indenture) of any Debenture or extend the date on which the Redemption Price, Total Offer Price or Additional Amounts of any Debenture is payable;

         (e) make any Debenture payable in money or securities other than that stated in the Debenture;

         (f) make any change in section 8.3 or this subsection 11.11.2, except to increase any percentage set forth therein;

         (g) make any change that adversely affects the right of any holder to convert any Debenture or to receive any Additional Amounts (except as such right is otherwise limited by this indenture);

         (h) make any change that affects in a manner adverse to the interest of the holders, the obligation of the Company to make an Offer or to pay the Total Offer Price when due as contemplated in Article 5;

         (i) impair the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Debentures; or

         (j) make any change that would result in the Company being required to make any deduction or withholding from payments made in respect of the Debentures.

It shall not be necessary for the consent of the holders under this subsection
11.11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

11.12    MEANING OF "EXTRAORDINARY RESOLUTION".

11.12.1 The expression "EXTRAORDINARY RESOLUTION" when used in this indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debenture holders duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of at least 25% in principal amount of the Debentures then outstanding are present in person or by proxy and passed by the favourable votes of the holders of not less then 66 2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

11.12.2 Subject to section 11.17, if, at any meeting convened to consider an extraordinary resolution, the holders of 25% in principal amount of the Debentures outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debenture holders, shall be dissolved; but in any other case it shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than ten days notice shall be given of the time and place of such adjourned meeting in the manner provided in section 12.2. Such notice shall state that at the adjourned meeting the Debenture holders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Debenture holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection
11.12.1 shall be an extraordinary resolution within the meaning of this indenture, notwithstanding that the holders of 25% in principal amount of the Debentures then outstanding are not present in person or by proxy at such adjourned meeting.

11.12.3 Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

11.13 POWERS CUMULATIVE. It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this indenture stated to be exercisable by the Debenture holders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Debenture holders to exercise the same or any other such power or combination of powers thereafter from time to time.

11.14 MINUTES. Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Company, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debenture holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had thereat, to have been duly passed and had.

11.15 INSTRUMENTS IN WRITING. Subject to section 11.17, all actions which may be taken and all powers that may be exercised by the Debenture holders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures by an instrument in writing signed in one or more counterparts and the expression "EXTRAORDINARY RESOLUTION" when used in this indenture shall include an instrument so signed.

11.16 BINDING EFFECT OF RESOLUTIONS. Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Debenture holders shall be binding upon all the Debenture holders, whether present at or absent from such meeting, and every instrument in writing signed by Debenture holders in accordance with section 11.15 shall be binding upon all the Debenture holders, whether signatories thereto or not, and each and every Debenture holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, extraordinary resolution and instrument in writing.

11.17 EVIDENCE OF RIGHTS OF DEBENTURE HOLDERS. Any request, direction, notice, consent or other instrument which this indenture may require or permit to be signed or executed by the Debenture holders may be in any number of concurrent instruments of similar tenor signed or executed by such Debenture holders and the Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

                                   ARTICLE 12
                                     NOTICES

12.1 NOTICE TO COMPANY. Any notice to the Company under the provisions of this indenture shall be valid and effective if:

         (a)      delivered;

         (b) subject to section 12.5, sent by registered letter, postage prepaid; or

         (c)      facsimiled and confirmed by first class mail, postage prepaid,

to the Company addressed to it at 1500 - 625 Howe Street, Vancouver, British Columbia V6C 2T6, facsimile (604) 684-1175, Attention: The Secretary and a copy delivered to Borden Ladner Gervais, LLP 1200 - 200 Burrard Street, Vancouver, British Columbia V7X 1T2, facsimile (604) 687-1415, Attention: Fred R. Pletcher. The Company may from time to time notify the Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Company for all purposes of this indenture.

12.2     NOTICE TO DEBENTURE HOLDERS.

12.2.1 All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the Debenture holders if sent by ordinary mail, postage prepaid, by letter or circular, facsimile, or other recorded means of communication addressed to such holders at their post office addresses or address of any recorded means of communications device appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given five business days following the day of mailing or on the date sent by facsimile, as the case may be. Accidental error or omission in giving notice or accidental failure to mail notice to any Debenture holder shall not invalidate any action or proceeding founded thereon.

12.2.2 All notices with respect to any Debenture may be given to any one of the holders thereof (if more than one) who is named in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of and/or persons interested in such Debenture.

12.3 NOTICE TO TRUSTEE. Any notice to the Trustee under the provisions of this indenture shall be valid and effective if:

         (a)      delivered;

         (b) subject to section 12.5, sent by registered letter, postage prepaid; or

         (c)      facsimiled and confirmed by first class mail, postage prepaid,

to the Trustee addressed to it at Computershare Trust Company of Canada at 510 Burrard Street, Vancouver, British Columbia, V6C 3B9, facsimile (604) 685-4079,
Attention: Corporate Trust Department. The Trustee may from time to time notify the Company in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Trustee for all purposes of this indenture.

12.4 RECEIPT OF NOTICES. Any notice given to the Company or the Trustee in the manner set out in sections 12.1 or 12.3, as the case may be, shall be deemed to have been effectively given:

         (a)      if delivered, on the date so delivered;

         (b)      if sent by facsimile, on the date such facsimile is sent; or

         (c) if mailed, subject to section 12.5, on the date five business days after the date of mailing.

12.5 MAIL SERVICE INTERRUPTION. If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to the Company would reasonably be unlikely to reach its destination in the ordinary course of mail, such notice shall be valid and effective only if delivered to the party to which it is addressed or if sent to such party, at the appropriate address in accordance with section 12.1 or 12.3, as the case may be, by facsimile or other means of prepaid transmitted or recorded communication.

12.6 WAIVER OF NOTICE. Where this indenture provides for notice to any person in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                                   ARTICLE 13
                             CONCERNING THE TRUSTEE

13.1     TRUST INDENTURE LEGISLATION.

13.1.1 This indenture is subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. Without limiting the foregoing, the Trustee and the Company each agree to comply with all provisions of the Trust Indenture Legislation applicable to or binding upon each of them in connection with this indenture.

13.1.2 If and to the extent that any provision of this indenture limits, qualifies or conflicts with any mandatory requirement of indenture legislation, such mandatory requirement shall prevail.

13.2 NO CONFLICT OF INTEREST. The Trustee represents to the Company that at the date of the execution and delivery of this indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder.

13.3     REPLACEMENT OF TRUSTEE.

13.3.1 The Trustee may resign its trusts and be discharged from all further duties and liabilities hereunder by giving to the Company 90 days notice in writing or such shorter notice as the Company may accept as sufficient at any time a material conflict of interest exists in the Trustee's role as a fiduciary hereunder. The Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this section. In the event of the Trustee resigning or being removed as provided in section
11.11 or subsection 13.3.3 or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Company shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debenture holders; failing such appointment by the Company, the retiring Trustee or any Debenture holder may apply to a Judge of the Supreme Court of British Columbia, on such notice as such Judge may direct, for the appointment of a new Trustee but any new Trustee so appointed by the Company or by the Court shall be subject to removal as aforesaid by the Debenture holders. Any new Trustee appointed under any provision of this section shall be a company authorized to carry on the business of a trust company in the province of British Columbia and upon any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

13.3.2 Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this indenture without the execution of any instrument or any further act.

13.3.3 Subject to subsection 13.3.1, the Company may, in its absolute discretion, remove the Trustee and discharge the Trustee from all further duties hereunder by giving the Trustee 30 days' notice in writing or such shorter notice as the Trustee may accept as sufficient at any time.

13.4     EXPERTS, ADVISERS AND AGENTS. The Trustee may:

         (a) act on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, or other expert, whether obtained by the Trustee or by the Company, or otherwise, and may employ such assistants as may be necessary to the proper discharge of its duties and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

         (b) employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof. Any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Company.

13.5 TRUSTEE MAY DEAL IN DEBENTURES. Subject to section 13.2 the Trustee may buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Company or otherwise, without being liable to account for any profits made thereby.

13.6     INVESTMENT OF MONEYS HELD BY TRUSTEE.

13.6.1 Unless otherwise provided in this indenture, any moneys held by the Trustee which under the trusts of this indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee shall be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of British Columbia, trustees are authorized to invest trust moneys, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this indenture, after their purchase by the Trustee, and unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall so invest such moneys at the written request of the Company.

13.6.2 Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank of Canada or, with the consent of the Company, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada, or any province thereof at the rate of interest then current on similar deposits.

13.6.3 Unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable the Trustee shall pay over to the Company all interest received by the Trustee (other than pursuant to section 9.3) in respect of any investment or deposits made pursuant to the provisions of this section 13.6.

13.7 TRUSTEE NOT ORDINARILY BOUND. Except as provided in subsections 8.1 (a) and
8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to the provisions of indenture legislation, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Company of any of the obligations herein imposed upon the Company or of the covenants on the part of the Company herein contained, nor in any way to supervise or interfere with the conduct of the Company's business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any extraordinary resolution of the Debenture holders passed in accordance with the provisions contained in Article 11, and then only after it shall have been indemnified and funded (or provision having been made for such funding which are satisfactory to the Trustee) to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

13.8 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this indenture or otherwise in respect of the premises.

13.9 ACCEPTANCE OF TRUST. The Trustee hereby accepts the trusts in this indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and in law in trust for the various persons who shall from time to time be Debenture holders, subject to all the terms and conditions herein set forth.

13.10    PROTECTION OF THE TRUSTEE. The Trustee:

         (a) shall not at any time be under any duty or responsibility to any Debenture holder to determine whether any facts exist which may require any adjustment contemplated by subsection 4.4.1, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

         (b) shall not be accountable with respect to the validity or value (or the kind or amount) of any shares or other securities or property which may at any time be issued or delivered upon the exercise of the rights attaching to any Debenture;

         (c) shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver Common Shares or certificates for the same, if any, pursuant to the terms of this Indenture;

         (d) shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Company of any of the representations, warranties or covenants herein contained or of any acts of the agents or servants of the Company;

         (e) shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of any act of negligence or fraud of its agents so long as such agents were employed in good faith;

         (f) shall not incur any liability or responsibility whatever or be in any way responsible for any moneys deposited with any person other than the Trustee; and

         (g) shall not incur any liability or responsibility whatever or be in any way responsible for the consequences of accepting a document as genuine without further inquiry, provided such document is accepted in good faith.

13.11 TRUSTEE STANDARD OF CARE. In the exercise of its rights, duties and obligations prescribed or conferred by the terms of this indenture, the Trustee shall act honestly and in good faith and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances and the Trustee shall be bound to the standard of care required of it under Trust Indenture Legislation.

13.12 THIRD PARTY INTERESTS. The Company hereby represents to the Trustee that any account to be opened by, or interest to held by, the Trustee in connection with this indenture for or to the credit of the Company, either: (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case the Company agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.

13.13 TRUSTEE NOT BOUND TO ACT. The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgement, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgement, determine at any time that its acting under this indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days written notice to the Company provided: (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10 day period, then such resignation shall not be effective.

                                   ARTICLE 14
                             SUPPLEMENTAL INDENTURES

14.1     SUPPLEMENTAL INDENTURES.

14.1.1 Notwithstanding any other provision contained herein, from time to time the Trustee and, when authorized by a resolution of its directors, the Company, may and, when required by this indenture, they shall execute, acknowledge and deliver, by their proper officers, deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

         (a) adding to the covenants of the Company herein contained for the protection of the Debenture holders and/or providing for events of default in addition to those herein specified;

         (b) making such provision not inconsistent with this indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which, in the opinion of the Trustee upon advice from Counsel, it may be expedient to make, provided that the Trustee shall be of the opinion that such provisions and modifications will not be prejudicial to the interests of the Debenture holders;

         (c) evidencing the succession, or successive successions, of other corporations to the Company and the covenants of and obligations assumed by any such successor in accordance with the provisions of this indenture;

         (d) giving effect to a modification of the conversion rights applicable to the Debentures as contemplated in section 4.10 provided that the Trustee shall have received an opinion of Counsel that all conditions precedent to the execution of such supplemental indenture have been complied with;

         (e) giving effect to any extraordinary resolution passed as provided in Article 11;

         (f) making any change to comply with any exemption from qualification under the TIA, or to comply with Canadian federal or provincial legislation relating to trust indentures;

         (g) surrendering any right, power or option conferred by this indenture on the Company; and

         (h) for any other purpose not inconsistent with the terms of this indenture.

14.1.2 The Trustee may also, without the consent or concurrence of the Debenture holders, by supplemental indenture or otherwise, concur with the Company in making any changes or corrections in this indenture which:

         (a) in the good faith opinion of the board of the directors of the Company do not materially adversely affect the rights of any holder of Debentures, as evidenced by a resolution of the board of directors contained in an Officers' Certificate provided to the Trustee; and

         (b) it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Trustee upon advice from Counsel the rights of the Trustee are in no way prejudiced thereby.

                                   ARTICLE 15
                              EVIDENCE OF OWNERSHIP

15.1 EVIDENCE OF OWNERSHIP. The Company and the Trustee may treat the holder of any Debenture as the owner thereof without actual production of such Debenture for the purpose of any request, requisition, direction, consent, instrument or other document as aforesaid.

                                   ARTICLE 16
                            EXECUTION AND FORMAL DATE

16.1 COUNTERPART EXECUTION. This indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

16.2 FORMAL DATE. This indenture may be referred to as bearing the formal date of July 30, 2003 irrespective of the actual date of execution hereof.

         IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

PAN AMERICAN SILVER CORP.


Per:
       ----------------------------------------------
       Name:
       Title:



Per:
       ----------------------------------------------
       Name:
       Title:



COMPUTERSHARE TRUST COMPANY OF CANADA


Per:
       ----------------------------------------------
       Name:
       Title:



Per:
       ----------------------------------------------
       Name:
       Title:

                                   SCHEDULE A
                         Specimen Debenture Certificate

                           [FORM OF FACE OF DEBENTURE]

                            PAN AMERICAN SILVER CORP.

            5.25% CONVERTIBLE UNSECURED SENIOR SUBORDINATED DEBENTURE


[IF GLOBAL DEBENTURE, INSERT FOLLOWING LEGEND: "THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREIN REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE."]


[IF ISSUED TO THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED, INSERT THE FOLLOWING LEGEND: "UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO PAN AMERICAN SILVER CORP. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN."

No.:  1

Issue Date:          July -, 2003
Principal Amount:    U.S. $-
CUSIP #:             697900AA6


                  PAN AMERICAN SILVER CORP., a company duly organized and subsisting under the laws of British Columbia, Canada (herein referred to as the "Company"), for value received, hereby promises to pay to ____________________ or registered assigns, the Principal Amount of ________ United States Dollars on July 31, 2009.

                  This Debenture shall bear interest and the interest shall accrue and be calculated in the manner and shall be paid as specified on the reverse of this Debenture. This Debenture is subject to redemption and conversion as specified on the reverse of this Debenture. All capitalized terms used herein without definition shall have the respective meanings assigned thereto in the indenture referred to on the reverse of this Debenture.

                  Additional provisions of this Debenture are set forth on the reverse of this Debenture, which additional provisions shall for all purposes have the same effect as if set forth at this place.



                                             PAN AMERICAN SILVER CORP.



                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:




Computershare Trust Company of Canada, as Trustee, certifies that this Debenture is a Debenture referred to in the within-mentioned indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA



By:
   -----------------------------------
       Authorized Signatory

                          (FORM OF REGISTRATION PANEL)

            (No writing hereon except by Trustee or other registrar)




         DATE OF REGISTRATION                  IN WHOSE NAME REGISTERED           SIGNATURE OF TRUSTEE OR REGISTRAR
---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------

---------------------------------------- -------------------------------------- --------------------------------------


                         [FORM OF REVERSE OF DEBENTURE]

            5.25% CONVERTIBLE UNSECURED SENIOR SUBORDINATED DEBENTURE


1.                Interest

          (a) The Company shall pay interest on each Debenture in arrears in semi-annual instalments on January 31 and July 31 of each year (the "Interest Payment Dates") commencing on January 31, 2004 at the rate of 5.25% per annum computed on the basis of a 365 day year. Subject to the terms and conditions of the indenture hereinafter referred to, interest shall accrue from and including the most recent date to which interest has been paid or made available for payment or, if no interest has been paid or made available for payment, from and including July 30, 2003. The interest so payable on any January 31 or July 31 will, subject to certain exceptions provided in the indenture, be paid to the person in whose name this Debenture is registered at the close of business on January 15 or July 15, as the case may be, next preceding such January 31 or July 31 whether or not such January 15 or July 15 is a business day. Interest shall cease to accrue on (and excluding) the earlier of (i) the Maturity Date;
(ii) any Conversion Date, Redemption Date or other date on which interest shall cease to accrue in accordance with sections 2.5 and 4.2.6 of the indenture.

          (b) If the principal amount hereof or any portion of the principal amount hereof is not paid when due (whether upon acceleration pursuant to section 8.1 of the indenture, upon the Redemption Date pursuant to paragraph 6 hereof or on the business day following the expiry of an Offer pursuant to paragraph 9 hereof or upon the Maturity Date) or if interest is not paid when due upon the Interest Payment Dates provided for in section 1(a) hereof, or if Common Shares (or cash in lieu of fractional shares) are not delivered when due upon the conversion of this Debenture or, if Additional Amounts are not paid when due, then in each such case the Company shall pay interest on the overdue amount at the rate of 5.25% per annum, which interest (to the extent payment of such interest shall be legally enforceable) shall accrue from the date such overdue amount was due to, but excluding, the date payment of such amount, including interest thereon, has been made or duly provided for.

          The Company will pay to the registered holder of this Debenture such Additional Amounts as may become payable under section 2.19 of the indenture.

2.                Method of Payment

                  Subject to the terms and conditions of the indenture and certain exceptions contained therein, the Company will make payments or, if the Company is permitted to do so under the indenture and so elects in connection with a payment on a Redemption Date or the Maturity Date, the Company shall issue Common Shares, in respect of the Debentures to the persons who are registered holders of Debentures at the close of business on the business day preceding the Redemption Date or Maturity Date, or at the close of business on the Conversion Date or the date of expiry of an Offer. Holders must surrender Debentures to the Trustee to collect payments in respect of the Debentures, other than payments of interest only or Additional Amounts. The Company will pay cash amounts in United States dollars and may make such cash payments by cheque or electronic transfer of funds. Interest will be payable at the office of the Trustee, except that, at the option of the Company, payment of interest may be made by electronic transfer of funds or by cheque mailed first-class mail to the address of the person entitled thereto at such address as shall appear in the principal register for the Debentures.

                  Pursuant to section 2.8 of the indenture, the Company may elect to pay interest hereon by delivering Common Shares to the Trustee, which the Trustee is obligated to sell and use the proceeds to satisfy the Interest Amount payable.

3.                Registrar

                  Initially, Computershare Trust Company of Canada (the "Trustee") will act as registrar. The Company may appoint and change any paying agent, conversion agent, registrar or co-registrar upon notice to the Trustee and the Debenture holders. The Company or any Subsidiary or Affiliate of the Company may act as registrar or co-registrar. If there is an inconsistency between the terms of this Debenture and the terms set out in the indenture, the terms of the indenture will govern. The indenture is incorporated by reference in this Debenture.

4.                Indenture

                  The Company issued the Debentures under an indenture dated as of July 30, 2003 (the "indenture") between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the indenture. If there is an inconsistency between the terms of this Debenture and the terms set out in the Indenture, the terms of the Indenture will govern. The Indenture is incorporated by reference in this Debenture.

5.                Subordination

                  The indebtedness evidenced by this Debenture is subordinated in right of payment, to the extent and in the manner provided in the indenture, to the prior payment in full of all Senior Indebtedness whether outstanding at the date of the indenture or thereafter created, incurred, assumed or guaranteed.

6.                Redemption at the Option of the Company

                  At any time on or after July 31, 2006, the Company may, at its option, redeem the Debentures in whole at any time or in part from time to time, provided that the then Current Market Price is not less than 125% of the Conversion Price, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to but excluding the Redemption Date (the "Redemption Price").

                  In addition, the Debentures are redeemable, in whole but not in part, at the option of the Company for cash in United States dollars at any time upon not less than 30 days' nor more than 60 days' notice at the Redemption Price in the event that the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Debentures, any Additional Amounts in accordance with section 3.2 of the indenture as a result of any change in, or amendment to, the laws (or any regulations promulgated hereunder) of Canada (or any political subdivision or taxing authority thereof or therein) or any change in, or amendment to, any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after July 30, 2003; provided that the Company determines, in its reasonable business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company (not including substitution of the obligor under the Debentures).

                  If fewer than all the Debentures are to be redeemed, the Debentures will be redeemed in principal amounts of U.S.$1,000 or integral multiples of U.S.$1,000 pro rata or by another method that complies with the requirements of any exchange on which the Debentures are listed or quoted and that the Trustee shall deem equitable.

7.                Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Debentures to be redeemed to the holder's registered address. If a combination of cash and Common Shares (if the Company elects to issue Common Shares as full or partial payment) sufficient to satisfy the Redemption Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date are deposited with the Trustee prior to or on the Redemption Date, on and after such Redemption Date, interest shall cease to accrue on such Debentures or portions thereof. Debentures in denominations larger than U.S.$1,000 principal amount may be redeemed in part but only in integral multiples of U.S.$1,000 principal amount.

8.                Share Payment Option

                  The Company may at its option and subject to receiving all applicable regulatory approvals, unless an event of default has occurred and is continuing and except in the case of a redemption under section 3.2 of the indenture, elect to satisfy its obligations to pay all or a specified percentage of the outstanding principal amounts of Debentures upon redemption or maturity by issuing and delivering to the Debenture holder, for each U.S.$1,000 principal amount of Debentures, that number of fully paid and non-assessable and freely tradeable Common Shares obtained by dividing such principal amount by 95% of the Current Market Price of the Debentures on the applicable Redemption Date or Maturity Date, as the case may be, in accordance with section 3.10 of the indenture. No fractional Common Shares will be issued to the holders of Debentures, however in lieu thereof, the Company shall pay to the Trustee on account of the Debenture holders the cash equivalent thereof determined on the basis of the Current Market Price on the Redemption Date or Maturity Date, as the case may be.

                  To exercise this option, the Company must, in the case of a redemption of Debentures, so state in the applicable Redemption Notice, or in the case of payment at maturity, provide the appropriate notice as described in the indenture.

9.                Change of Control

                  In the event of any Change of Control of the Company, the Company must, within 35 days after the occurrence of the Change of Control, make an offer to all Debenture holders to redeem (an "Offer") all outstanding Debentures properly tendered pursuant to such Offer, that is open for acceptance for a period of not less than 35 days and not more than 60 days and shall provide for payment to all Debenture holders who accept the Offer no later than the 60th day after making the Offer of cash or Common Shares or any combination of the foregoing having an aggregate value equal to the sum of: (i) 101% of the aggregate principal amount of the Debentures plus accrued and unpaid interest thereon up to but excluding the date of redemption of such Debentures by the Company or an Affiliate of the Company; and (ii) in the event the Change of Control occurs on or before July 31, 2006, the present value of any additional amount of interest (calculated as provided in the indenture) which would have accrued and been paid on the Debentures had such Debentures been outstanding until July 31, 2006 (collectively, the "Total Offer Price"). Common Shares issued as payment hereunder shall be issued in accordance with paragraph 8 hereof and section 3.10 of the indenture.

                  If on the business day following the expiry date of the Offer the Trustee holds sufficient cash and/or Common Shares to pay the Total Offer Price of all Debentures or portions thereof in respect of which a Change of Control Redemption Notice has been delivered as specified in section 5.3 of the indenture, then after the expiry date of the Offer such Debenture shall cease to be outstanding. Interest on such Debenture shall cease to accrue and the principal amount of the Debenture and the amount of accrued and unpaid interest thereon to, but excluding the expiry date of the Offer, will be fully satisfied and all other rights of the Debenture holder shall terminate (other than the right to receive the Total Offer Price upon surrender of such Debenture).

                  Holders have the right to withdraw any Change of Control Redemption Notice by delivering to the Trustee a written notice of withdrawal in accordance with the terms and provisions of the indenture.

10.               Conversion

                  Subject to the next succeeding sentence, a holder of a Debenture may convert it into Common Shares at any time prior to the close of business on the Maturity Date in accordance with the indenture, provided that if the Debenture is called for redemption, the holder is entitled to convert it at any time before the close of business on the last business day prior to the Redemption Date. A Debenture in respect of which a holder has delivered a Change of Control Redemption Notice accepting an Offer may be converted only if such Change of Control Redemption Notice is withdrawn in accordance with the terms of the indenture.

                  The initial Conversion Rate is approximately 104.4932 Common Shares per U.S.$1,000 principal amount of Debentures, reflecting an initial Conversion Price of U.S.$9.57. The Conversion Price is subject to adjustment upon the occurrence of certain events described in the indenture, including the events described below. The Company will deliver cash in lieu of any fractional Common Share.

                  Subject to the indenture, to convert a Debenture, a holder must (1) complete and manually sign a conversion notice in the form attached as Schedule D to the indenture and deliver such notice to the Trustee or, if applicable, complete and deliver to The Canadian Depository for Securities Limited ("CDS", which term includes any successor thereto) the appropriate instruction form for conversion pursuant to CDS's book entry conversion program,
(2) surrender the Debenture to the Trustee by physical or book entry delivery (which is not necessary in the case of conversion pursuant to CDS's book entry conversion program), (3) furnish appropriate endorsements and transfer documents if required by the Trustee or the Company and (4) pay any transfer or similar tax, if required. Book entry delivery of a Debenture to the Trustee may be made by any financial institution that is a participant in CDS; conversion through CDS's book entry conversion program is available for any Debenture that is held in an account maintained at CDS by any such participant.

                  No accrued and unpaid interest from the Interest Payment Date next preceding the Conversion Date will be paid on Debentures that are converted except if a Debenture is converted in response to a call for redemption in accordance with Article 3 of the indenture or in response to an Offer made upon the occurrence of a Change of Control as provided in Article 5 of the indenture.

                  A Debenture holder may elect to convert a portion of a Debenture if the principal amount of such portion is U.S.$1,000 or an integral multiple of U.S.$1,000. No payment or adjustment will be made for dividends or other distributions on the Common Shares except as provided in the indenture.

                  The Conversion Price will be adjusted for: (i) dividends or distributions on Common Shares payable in Common Shares of the Company; (ii) subdivisions or combinations of Common Shares; (iii) certain issuances by reclassification of Common Shares into any other shares of the Company; (iv) distributions to all holders of Common Shares of rights, warrants or options entitling them, for a period not exceeding 45 days, to subscribe for Common Shares at less than the Current Market Price per Common Share; (v) distributions on Common Shares of evidences of indebtedness, capital stock, cash or assets (including Debentures but excluding Common Share distributions covered above, those rights, warrants, dividends and distributions referred to above, dividends and distributions paid exclusively in cash and certain distributions upon mergers or consolidations resulting in reclassification, conversion, exchange or cancellation of common shares); (vi) dividends and other distributions on Common Shares paid exclusively in cash, if the aggregate amount of such dividends and other distributions, when taken together with other all-cash distributions made within the preceding 12 months not triggering a conversion rate adjustment, exceeds 1% of Aggregate Market Capitalization on the date of the payment of the dividends and other distributions; or (vii) payment to holders of Common Shares in respect of an issuer bid or a tender or exchange offer, other than an odd-lot offer, by the Company or a Subsidiary for Common Shares as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to an issuer bid or a tender or exchange offer by the Company or one of the Company's Subsidiaries, which involves an aggregate consideration that, together with any cash and the fair market value of other consideration payable in respect of an issuer bid or any tender or exchange offer by the Company or one of the Company's Subsidiaries for the Common Shares concluded within the preceding 12 months not triggering a conversion rate adjustment, and the aggregate amount of any all-cash distributions to all holders of the Company's common shares made within the preceding 12 months not triggering a conversion rate adjustment exceeds 5% of Aggregate Market Capitalization on the Next Trading Day. However, no adjustment will be made if Debenture holders will participate in the transactions on a basis that the board of directors of the Company determines is fair and appropriate. Subject to regulatory consent, the Company from time to time may voluntarily decrease the Conversion Price.

                  If the Company is a party to a consolidation, amalgamation, merger or binding share exchange, a transfer of distributions or certain other transactions described in the indenture, the right to convert a Debenture may be changed into a right to convert it into securities, property or assets (including cash) of the Company or another person.

11.               Denominations; Transfer; Exchange

                  The Debentures are issued in denominations of U.S.$1,000 and integral multiples thereof and may be issued as Global Debentures. A holder may transfer or exchange Debentures in accordance with the indenture and, where the Debentures have been issued as Global Debentures, in accordance with the book-entry system. The Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the indenture. The Trustee need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Change of Control Redemption Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased), any Debentures for a period of 15 days before a selection of Debentures to be redeemed or any Debentures that the Company may have acquired in any manner whatsoever.

12.               Persons Deemed Owners

                  The registered holder of this Debenture may be treated as the owner of this Debenture for all purposes.

13.               Unclaimed Money or Securities

                  Subject to applicable law, the Trustee shall return to the Company upon written request any money or securities held by the Trustee for the payment of any amount with respect to the Debentures that remains unclaimed for six years after the date upon which payment became due. After return to the Company, holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.               Amendments; Waiver

                  Subject to certain exceptions set forth in the indenture, the indenture or the Debentures may be amended by extraordinary resolution of the Debenture holders. Without the consent of any Debenture holder, the Company and the Trustee may amend the indenture or the Debentures: to cure any ambiguity, defect or inconsistency provided, however that such amendment does not adversely affect the rights of any holder; to provide for the succession of another person to the Company, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company, in compliance with, or otherwise to comply with, Article 10 or section 4.9 of the indenture; to make any change that does not adversely affect the rights of any Debenture holder; to add to the covenants or obligations of the Company under the indenture or to surrender any right, power or option conferred in the indenture upon the Company; or to comply with any requirement under the Trust Indenture Legislation.

15.               Defaults and Remedies

                  Under the indenture, events of default include (i) a default in the payment of interest in cash when due on the Debenture and the continuance of such default for 15 business days; (ii) default in the payment of the principal amount, Redemption Price (in cash or Common Shares) or Total Offer Price on any Debenture when the same becomes due and payable, whether at maturity of such Debenture, upon redemption or otherwise and such default continues for five business days; (iii) failure by the Company to comply with any material term, covenant or other agreements in the Debentures or the indenture and such failure continues for 30 days after receipt by the Company of a Notice of Default; (iv) failure to deliver Common Shares (or cash in lieu of fractional shares) in accordance with the terms of the indenture when such Common Shares (or cash in lieu of fractional shares) are required to be delivered upon conversion of a Debenture and such failure is not remedied for a period of 10 days; (v) failure by the Company to make an Offer as required under
Article 5 of the indenture; (vi) default by the Company under the terms of any agreement or instrument evidencing or under which the Company or a Subsidiary has at the date of the indenture or thereafter outstanding any indebtedness for borrowed money and such indebtedness shall be accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise become due and payable and the aggregate amount thereof so accelerated exceeds U.S.$10 million and such acceleration is not rescinded or annulled within five business days after written notice thereof to the Company from the Trustee or to the Company and the Trustee from the holders of at least 25% in aggregate principal amount of the Debentures then outstanding in accordance with the indenture unless that default has been cured or waived within 30 days; provided however, that, if such default under such agreement or instrument is remedied or cured by the Company or a Subsidiary or waived by the holders of such indebtedness, then the event of default under the indenture by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of the Trustee or any of such holders; and
(vii) certain events of bankruptcy or insolvency by the Company or a Significant Subsidiary. If an event of default occurs and is continuing, the Trustee, or the holders of at least 50% in aggregate principal amount of the Debentures at the time outstanding, by notice in writing to the Company (and to the Trustee if given by the holders) may declare all the Debentures to be due and payable immediately. Certain events of bankruptcy or insolvency are events of default which will result in the Debentures becoming due and payable immediately upon the occurrence of such events of default.

                  Debenture holders may not enforce the indenture or the Debentures except as provided in the indenture. The Trustee may refuse to enforce the indenture of the Debentures unless it receives reasonable indemnity or security. Subject to certain limitations, holders of a majority in aggregate principal amount of the Debentures at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debenture holders notice of any continuing event of default in certain circumstances if it determines that withholding notice is in the Debenture holders' interests.

16.               Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Trust Indenture Legislation, a Trustee, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

17.               No Recourse Against Others

                  A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Debentures or the indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debenture holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Debentures.

18.               Authentication

                  This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's certificate of authentication on the other side of this Debenture.

19.               Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF BRITISH COLUMBIA, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE PROVINCE OF BRITISH COLUMBIA.

                               FORM OF ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________, whose address and social insurance number, if applicable, are set forth below, this Debenture (or U.S.$_______________________ principal amount hereof*) of PAN AMERICAN SILVER CORP. standing in the name(s) of the undersigned in the register maintained by the Company with respect to such Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Debenture in such register, with full power of substitution in the premises.


Dated:
      --------------------------------------------------------------------------


Address of Transferee:
                      ----------------------------------------------------------
                             (Street Address, City, Province and Postal Code)


Social Insurance Number of Transferee, if applicable:
                                                     ---------------------------


*If less than the full principal amount of the within Debenture is to be transferred, indicate in the space provided the principal amount (which must be U.S.$1,000 or an integral multiple thereof, unless you hold a Debenture in a non-integral multiple of U.S.$1,000 by reason of your having exercised your right to exchange upon the making of an Offer, in which case such Debenture is transferable only in its entirety) to be transferred.


1. The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

2. The registered holder of this Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture.


Signature of Guarantor:



-----------------------------        -------------------------------------------
Authorized Officer                   Signature of transferring registered holder



-----------------------------
Name of Institution

                   [IF CDS GLOBAL DEBENTURE, INSERT FOLLOWING]

                                   EXHIBIT "1"
                             TO CDS GLOBAL DEBENTURE

                            PAN AMERICAN SILVER CORP.

            5.25% CONVERTIBLE UNSECURED SENIOR SUBORDINATED DEBENTURE


Initial Principal Amount:  U.S.$-                              CUSIP:  697900AA6

Authorization:
              -----------------------------


                                   ADJUSTMENTS



        DATE             AMOUNT OF INCREASE      AMOUNT OF DECREASE     NEW PRINCIPAL AMOUNT       AUTHORIZATION
---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------

---------------------- ------------------------ ---------------------- ------------------------ ---------------------


                                   SCHEDULE B
                                REDEMPTION NOTICE

                            PAN AMERICAN SILVER CORP.

           5.25% CONVERTIBLE UNSECURED SENIOR SUBORDINATED DEBENTURES

                                REDEMPTION NOTICE

To: Holders of 5.25% Convertible Unsecured Senior Subordinated Debentures (the "DEBENTURES") of Pan American Silver Corp. (the "COMPANY")

Note: All capitalized terms used herein have the meaning ascribed thereto in the indenture mentioned below, unless otherwise indicated and all references to $ shall be to lawful money of the United States of America, unless otherwise indicated.

                  Notice is hereby given pursuant to section 3.4 of the trust indenture (the "INDENTURE") dated as of July 30, 2003 between the Company, and Computershare Trust Company of Canada (the "TRUSTEE"), that the aggregate principal amount of $- of the $- of Debentures outstanding will be redeemed as of - (the "REDEMPTION DATE"), upon payment of a redemption amount of $- for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $- (the "REDEMPTION PRICE"), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the "TOTAL REDEMPTION PRICE").

                  The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

                           COMPUTERSHARE TRUST COMPANY OF CANADA
                           [VANCOUVER ADDRESS]

                  The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

                  Pursuant to subsection 3.10.1 of the indenture, the Company hereby irrevocably elects to satisfy its obligation to pay to the holders of Debentures $- of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Common Shares obtained by dividing the Redemption Price by 95% of the then Current Market Price of the Common Shares along with payment in cash of accrued and unpaid interest, if any, up to the Redemption Date.

                  No fractional Common Shares shall be delivered upon the exercise by the Company of the above-mentioned redemption right but, in lieu thereof, the Company shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Redemption Date (less any tax required to be deducted, if any).

                  In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Company shall, on the Redemption Date, make the delivery to the Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, cash for all accrued and unpaid interest up to, but excluding, the Redemption Date, and, if only a portion of the Debentures are to be redeemed by issuing Common Shares, cash representing the balance of the Total Redemption Price.

DATED:

PAN AMERICAN SILVER CORP.



-----------------------------------
(Authorized Signatory)

                                   SCHEDULE C
                             FORM OF MATURITY NOTICE

                            PAN AMERICAN SILVER CORP.

           5.25% CONVERTIBLE UNSECURED SENIOR SUBORDINATED DEBENTURES

                                 MATURITY NOTICE

To: Holders of 5.25% Convertible Unsecured Senior Subordinated Debentures (the "DEBENTURES") of Pan American Silver Corp. (the "COMPANY")

Note: All capitalized terms used herein have the meaning ascribed thereto in the indenture mentioned below, unless otherwise indicated and all references to $ shall be to lawful money of the United States of America, unless otherwise indicated.

                  Notice is hereby given pursuant to subsection 3.10.1 of the trust indenture (the "INDENTURE") dated as of July 30, 2003 between the Company, and Computershare Trust Company of Canada, as trustee (the "TRUSTEE"), that the Debentures are due and payable as of July 31, 2009 (the "MATURITY DATE") and the Company elects to satisfy its obligation to pay to holders of Debentures $- of the principal amount of all of the Debentures outstanding on the Maturity Date by issuing and delivering to the holders that number of Common Shares equal to the number obtained by dividing such principal amount of $- of the Debentures by 95% of the Current Market Price of Common Shares on the Maturity Date along with payment of all accrued and unpaid interest thereon to but excluding the Maturity Date.

                  No fractional Common Shares shall be delivered on exercise by the Company of the above mentioned repayment right but, in lieu thereof, the Company shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Maturity Date (less any tax required to be deducted, if any).

                  In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Company shall, on the Maturity Date, make delivery to the Trustee, at its principal corporate trust office in Vancouver, British Columbia, for delivery to and on account of the holders, of certificates representing the Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, cash for all accrued and unpaid interest up to, but excluding, the Maturity Date and if only a portion of the Debentures are to be repaid by issuing Common Shares, cash representing the balance of the principal amount due on the Maturity Date.

DATED:

PAN AMERICAN SILVER CORP.




-----------------------------------
(Authorized Signatory)

                                   SCHEDULE D
                          FORM OF NOTICE OF CONVERSION

                                CONVERSION NOTICE

To:      PAN AMERICAN SILVER CORP.
         c/o Computershare Trust Company of Canada
         510 Burrard Street
         Vancouver, British Columbia,  V6C 3B9

Note: All capitalized terms used herein have the meaning ascribed thereto in the indenture mentioned below, unless otherwise indicated and all references to $ shall be to lawful money of the United States of America, unless otherwise indicated.

                  The undersigned registered holder of 5.25% Convertible Unsecured Senior Subordinated Debentures bearing Certificate No.- irrevocably elects to convert such Debentures (or $* principal amount thereof*) in accordance with the terms of the indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of Pan American Silver Corp. issuable upon a conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
      ------------------------------------      --------------------------------
                                                (Signature of Registered Holder)

* If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE: If Common Shares are to be issued in the name of a person other than the holder, the signature must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: "SIGNATURE GUARANTEED".

(Print name in which Common Shares are to be issued, delivered and registered)

Name:
     -------------------------------------


-------------------------------------
(Address)


-------------------------------------
(City, Province and Postal Code)

Name of guarantor:
                  ------------------------------------------

Authorized signature:
                     ---------------------------------------



                                      D-1